PROSPECTUS SUPPLEMENT NO. 2
Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-137971

FP Technology, Inc.

PROSPECTUS SUPPLEMENT NO. 2 DATED January 25, 2007

TO THE PROSPECTUS DATED October 20, 2006

This Prospectus Supplement No. 2 supplements our Prospectus dated October 20, 2006 with the following attached documents:

A.	Current Report on Form 8-K dated September 1, 2006 and filed with the Securities and Exchange Commission on January 24, 2007
B.	Current Report on Form 8-K dated January 24, 2007 and filed with the Securities and Exchange Commission on January 25, 2007.

The attached information modifies and supersedes, in part, the information in the prospectus. Any information that is modified or superseded in the prospectus shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus and Prospectus Supplement No. 1, which are required to be delivered with this Prospectus Supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THE PROSPECTUS, AS
SUPPLEMENTED BY THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS SUPPLEMENT NO.1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

The date of this prospectus supplement is January 25, 2007

INDEX TO FILINGS

Annex
Current Report on Form 8-K dated September 1, 2006 and filed with the Securities and Exchange Commission on January 24, 2007	A
Current Report on Form 8-K dated January 24, 2007 and filed with the Securities and Exchange Commission on January 25, 2007.	B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 1, 2006

__________________________

FP Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-28515	20-3446646
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

181 Wells Avenue, Suite 100

Newton, Massachusetts 02459

(Address of Principal Executive Offices) (Zip Code)

(617) 928-6001

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

FP Technology, Inc. (the “Company”) entered into a Consulting Agreement, dated as of September 1, 2006 (the “Agreement”), with Trident Growth Fund L.P. (“Trident”) pursuant to which Trident agreed to provide consulting services to the Company. Trident agreed to assist the Company in developing its business prospects and marketing materials, advise the Company with respect to possible financing transactions and provide such other services as may be agreed from time to time.

The term of the Agreement commenced on September 1, 2006 and continues for twelve months, and will automatically renew for additional six month periods unless either party provides prior written notice of termination to the other. Either party may also terminate the Agreement upon written notice to the other, with or without cause.

The Company is obligated to pay to Trident $10,000 upon execution of the Agreement and $2,000 per month for the first six months of the term of the Agreement. The Company also agreed to reimburse Trident for its reasonable out-of-pocket expenses incurred in connection with the services to be provided under the Agreement.

The Company also agreed to issue to Trident options, exercisable for five years, to purchase up to 1,000,000 shares of Common Stock of the Company at an exercise price of $7.00 per share. The option will be reduced to 600,000 shares in the event that the 12% Senior Secured Convertible Debenture No. 1, dated September 13, 2005, previously issued to Trident in the initial principal amount of $2,000,000 is repaid in full on or before September 12, 2007.

The form of the Agreement is furnished as an exhibit to this Report. The preceding description of the Agreement is summary in nature and does not purport to be complete. This summary should be read in connection with the exhibit hereto.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Report is hereby incorporated herein by reference.

The issuance of stock options to Trident referenced in Item 1.01 of this Report is not being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration under Section 4(2) of the Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Consulting Agreement, dated as of September 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FP TECHNOLOGY, INC.
Date: January 23, 2007 By: /s/ Stephen Peary
Stephen Peary
Chief Financial Officer

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is made as of September 1, 2006, by and between FP Technology, Inc., a Delaware corporation ("Client"), and Trident Growth Fund, L.P. ("Consultant").

1. Engagement of the Consultant.

1.1. Client hereby engages Consultant to study and evaluate Client and its business prospects, assist in developing marketing materials, advise and assist Client with regard to possible Transactions and such other services as may be agreed between Client and Consultant from time to time. For purposes of this Agreement, "Transaction" shall mean, individually and collectively, (i) any private placement of any securities of Client (including debt, equity or any derivative or convertible securities) (each, a "Private Placement"), (ii) any debt financing of Client from a bank, institutional investor or any other person or entity (including any term or revolving credit facility, any senior, mezzanine or subordinated debt and any secured or unsecured loan) (each, a "Debt Financing"), and (iii) possible strategic alternatives, including acquisition of entities or assets related or complimentary to the Company’s business. A Transaction as contemplated in this agreement does not include any financing secured prior to the involvement of the Consultant.

1.2. Client understands that no particular result is or can be guaranteed or promised by Consultant in rendering services requested by Client for any particular matter. Consultant undertakes to render the services requested by Client and accepted by Consultant competently and with professional skill.

1.3. Client will provide Consultant with such factual information and materials as Consultant requires to perform its services. Consultant shall determine the method, details and means of performing the services.

2. Term; Termination.

2.1. The term of this Agreement shall commence on the date hereof and shall continue for twelve months (the "Initial Term"). The Initial Term will automatically renew for additional six month periods unless either party provides written notice to the other at least thirty days prior to the termination of the Initial Term or any renewal term (the period of time during the Initial Term and such renewal terms, if any, shall be referred to herein as the "Term," unless terminated earlier as hereinafter provided).

2.2. Termination. Consultant may terminate this Agreement upon written notice to Client, with or without cause. Upon termination of the Agreement, any deferred or unpaid portions of compensation or reimbursement of costs or expenses under Section 3 shall become or, in the case of delinquent payments, remain due and payable as described therein. Client's obligation to pay any fees or other consideration to Consultant under this Agreement shall survive the termination of this Agreement. Client may terminate this Agreement with 30 days notice, with or without cause.

3. Compensation; Reimbursement.

3.1. Monthly Payments. Client shall pay Consultant $10,000 upon execution of this Agreement, and $2,000 per month for the first six months during the Term, payable not later than the 5th day of the month which shall be deducted from Transaction Fees received by the Consultant..

3.2. Options. Client shall issue Consultant options to purchase up to 1,000,000 shares of Client’s Common Stock at an exercise price of $7.00. Such options are subject to the terms of the form of the Option Agreement attached hereto as Exhibit A.

3.3. Reimbursement. Client shall reimburse Consultant for its reasonable out-of-pocket expenses incurred from time to time in connection with the services to be provided under this Agreement (including without limitation, the reasonable fees and expenses of Consultant's legal counsel, if any, it being understood that retention of any such advisor will be made with the prior approval of Client, payable promptly and in any case within thirty (30) days of receipt of an invoice thereof. Any expense in excess of $1,000 will require prior approval of the Client.

3.4. Client acknowledges that this compensation does not exceed prevailing rates for comparable services by other organizations in Newton, Massachusetts.

4. Indemnification; Exculpation. Recognizing that Consultant, in providing the services contemplated hereby, will be acting as representative of and relying on information provided by Client, Client agrees to the provision of Exhibit B hereto. Client shall use its best efforts to cause any binding agreements with acquirers or providers of capital or financing to include exculpation and indemnification provisions in favor of Consultant which are equivalent to the foregoing and are binding on such persons. The provisions of Exhibit B shall be binding on the successors and assigns of the parties hereto and of the Indemnified Persons, specifically including the continuing entity after any Transaction and any successor thereto whether by subsequent merger, consolidation or transfer of all or a substantial part of the assets or business of Client or such continuing entity. Exhibit B shall survive any termination of this Agreement or the services contemplated hereunder.

5. Confidentiality. Client agrees that any advice, written or oral, provided by Consultant pursuant to this Agreement will be treated by Client as confidential, will be solely for the information and assistance of Client in connection with its consideration of a Transaction and will not be used, circulated, quoted or otherwise referred to for any other purpose, nor will it be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other communication, whether written or oral, prepared, issued or transmitted by Client or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, Consultant's prior written consent. Further, in connection with this engagement of Consultant, it is contemplated that Client may supply to Consultant certain non-public or proprietary information concerning Client ("Confidential Information"). Client agrees to use its best efforts to appropriately mark all such information which is delivered in written form. Consultant shall disclose Confidential Information solely for the purposes of rendering services pursuant to and in accordance with this engagement; provided, however, that the foregoing shall not apply to any information which becomes publicly available other than as a result of the breach of Consultant's undertakings hereunder, or that which Consultant is required to disclose by judicial or administrative process in connection with any action, suit, proceeding or claim.

6. Information Furnished by Client. Client will furnish Consultant with all financial and other information and data as Consultant believes appropriate in connection with its activities on Client's behalf, and shall provide Consultant full access to its officers, directors, employees and professional advisors. Client agrees that it and its counsel will be solely responsible for ensuring that the Transaction complies in all respects with the applicable law. Client represents and warrants that any material delivered to Consultant at all times through the closing will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Client will promptly notify Consultant if it learns of any material inaccuracy or misstatement in, or material omission from, any information theretofore delivered to Consultant. Client recognizes and confirms that Consultant, in connection with performing its services hereunder, (i) will be relying without investigation upon all information that is available from public sources or supplied to it by or on behalf of Client or its advisors, (ii) will not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same, and (iii) will not conduct any appraisal of any assets of Client. Client will also cause to be furnished to Consultant at the closing copies of such agreements, opinions, certificates and other documents delivered at the closing as Consultant may reasonably request.

7. Conflicts. Client acknowledges that Consultant and its affiliates have and will continue to have other relationships with parties other than Client pursuant to which Consultant may acquire information of interest to Client. Consultant shall have no obligation to disclose such information to Client, or to use such information in connection with any contemplated transaction. Client recognizes that Consultant is being engaged hereunder to provide the services described above only to Client and to all other parties if any, who execute this Agreement in specified other capacities and is not acting as an agent or a fiduciary of, and shall have no duties or liability to, the equity holders of Client or any third party in connection with its engagement hereunder, all of which are hereby expressly waived. No one other than Client (and such other parties in such capacities, if any) is authorized to rely upon the engagement of Consultant hereunder or any statements, advice, opinions or conduct by Consultant.

8. Miscellaneous.

8.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally against written receipt, (b) if sent by registered or certified mail, return receipt requested, postage prepaid, when received, (c) when received by facsimile transmission if confirmed by the other means described in clause (a) or (b), and (d) when delivered by a nationally recognized overnight courier service, prepaid, and shall be addressed as follow:

                                If to Consultant:
                                    Trident Growth Fund, L.P.
                                    700 Gemini
                                    Suite 300
                                    Houston, TX 77043
                                    Facsimile: 281 488 5353
                                    Attn: Larry St. Martin

                                If to Client:
                                    FP Technology, Inc.
                                    181 Wells Avenue
                                    Newton, MA 02459
                                    Facsimile: 617 928 5565
                                    Attn: CEO

or to such other address as such party may indicate by a written notice delivered to the other party hereto.

8.2. Arbitration. Any dispute arising under, or relating to, this Agreement shall be resolved by binding arbitration by one arbitrator pursuant to the Commercial Rules of the American Arbitration Association. Each party shall choose one arbitrator, and such two arbitrators shall select a third arbitrator, which third arbitrator shall be the sole arbitrator of the dispute. The parties shall bear the costs of the arbitrator equally. The arbitration shall be held in Los Angeles County, California under the then-prevailing rules of the Association.

8.3. Attorneys' Fees. If any party to this Agreement brings an action or proceeding directly or indirectly based upon this Agreement or the matters contemplated hereby against another party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such action or proceeding, including, but not limited to, reasonable attorneys' fees and court costs.

8.4. Governing Law. It is the intention of the parties that this Agreement shall be subject to and shall be governed by and construed in accordance with the internal laws of the State of Massachusetts without reference to its choice of law provisions.

8.5. Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between these parties with respect to the subject matter hereof and there are no promises, covenants, or representations, which are not contained herein. This agreement supersedes and cancels all other prior agreements between the parties.

8.6. Amendment and Modification. No change, waiver or modification of any of the terms of this Agreement shall be effective unless confirmed in writing and signed by Consultant. Consultant has not made any representations or promises to Client except as set forth in this Agreement. This Agreement may not be amended or modified except by a writing executed by both of the parties hereto.

8.7. Binding Effect. This Agreement, and any amendment thereto, shall be binding upon and shall inure to the benefit of the successors and assignees of the parties hereto and to all other persons with notice or knowledge hereof.

8.8. Relationship. Nothing in this Agreement shall be interpreted to provide that Consultant and Client are partners, joint venturers, agents or assignees of the other. Consultant is and shall remain an independent contractor providing services to Client, and is not an agent of Client, and neither party shall be entitled to bind the other party in any way.

8.9. Headings. The section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

8.10. Severability. Should a court or other body of competent jurisdiction determine that any provision in this Agreement is invalid or unenforceable, the remaining provisions in this Agreement nevertheless shall be deemed valid and enforceable, and continue in full force and effect without being impaired or invalidated in any way.

8.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

8.12. Further Assurances. The parties shall execute, acknowledge and deliver any further documents, instruments, or other assurances and shall take any other action consistent with the terms of this Agreement that may be reasonably requested by any other party or its counsel for the purpose of confirming or effectuating any of the actions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above.

Consultant Trident Growth Fund, L.P.. By: /s/ Larry St. Martin Its: Principal

Client FP Technology, Inc. By:/s/ Stephen Peary Its: CFO

EXHIBIT B

INDEMNIFICATION

This Exhibit B is a part of and is incorporated into the Agreement. Client agrees to indemnify and hold harmless Consultant and its affiliates and their respective directors, officers, managers, attorneys, finders, agents, representatives, advisors, stockholders, members, control persons and employees (each such person and entity being referred to as an "Indemnified Person"), to the full extent lawful, from and against any losses, claims, damages, expenses or liabilities or actions (including without limitation shareholder actions) related to or arising out of this engagement or Consultant's role in connection herewith, and will pay (or, if paid by an Indemnified Person, reimburse such Indemnified Person) for all fees and expenses (including without limitation counsel fees and charges for the time of Consultant professional employees at their then current hourly rates) incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

Client will not, however, be responsible for any claims, liabilities, losses, damages or expenses which result from any compromise or settlement not approved by Client or which are determined by a final judgment of a court or arbitrator of competent jurisdiction to have resulted solely from the fraud, willful misconduct or gross negligence of any Indemnified Person. Client also agrees that no Indemnified Person shall have any liability to Client for or in connection with this engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by Client, which are determined to have resulted from the fraud, willful misconduct or gross negligence of the Indemnified Person. The foregoing agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including without limitation any right to contribution.

Client's agreement to indemnify Consultant and other Indemnified Persons pursuant to this Exhibit B shall not be disclosed publicly or made available to third parties by either party hereto without the other party's prior written consent. If any action or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against Client pursuant hereto, or if any Indemnified Person receives notice from any potential litigant of a claim which such person reasonably believes will result in the commencement of any such action, proceeding, or claim, such Indemnified Person shall promptly notify Client in writing of the commencement of such action or proceeding, or of the existence of any such claim, but the failure so to notify Client of any such action or proceeding shall not relieve Client from any other obligation or liability which it may have to any Indemnified Person otherwise than under this Agreement or with respect to any other action or proceeding. In case any such action or proceeding shall be brought against any Indemnified Person with respect to which such Indemnified Person gives notice of its intention to seek indemnification hereunder, Client shall be entitled to participate in such action or proceeding and, to the extent that Client may determine, to assume the defense thereof, with counsel of Client's choice (in which case Client shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person), or compromise or settle such action or proceeding, at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding Client's election to assume the defense of such action or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and Client shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (a) the use of counsel chosen by Client to represent such Indemnified Person would, in the reasonable judgment of the Indemnified Person, present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action or proceeding include both an Indemnified Person and Client, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to Client (in which case Client shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Person); (c) Client shall not have employed counsel reasonably satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such action or proceeding; or (d) Client shall authorize such Indemnified Person to employ separate counsel at Client's expense.

In order to provide for the just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then Client and Consultant shall contribute to the losses, claims, damages, judgments, liability, expenses or costs to which the Indemnified Person may be subject in accordance with the relative benefits received by, and the relative fault of, each in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgments, liabilities, or costs. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, Consultant shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Consultant for its services to Client.

These indemnification provisions shall (i) remain operative and in full force and effect regardless of any termination or completion of the engagement of Consultant; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 24, 2007
__________________________

FP TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	000-28515	20-3446646
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

181 Wells Avenue, Suite 100, Newton, Massachusetts 02459
(Address of Principal Executive Offices) (Zip Code)

(617) 928-6001
(Registrant’s telephone number,
including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2007, FP Technology, Inc., a Delaware corporation (the “Company”), entered into a Master Exchange Agreement (the “Exchange Agreement”) with each of the Purchasers listed on Exhibit A attached thereto (the “Purchasers”). Pursuant to the Exchange Agreement, effective January 24, 2007 the Company exchanged with the Purchasers all of its outstanding (i) Senior Secured Nonconvertible Notes Due 2011, in the aggregate principal amount of $50,000,000, issued under an Indenture with The Bank of New York dated March 29, 2006 (which Indenture was deemed to be satisfied and discharged under the Exchange Agreement) and (ii) Warrants to purchase an aggregate of 6,250,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at an exercise price of $8.00 per share, for the following aggregate consideration:

•	$45,000,000 in cash plus accrued interest on the Senior Secured Nonconvertible Notes Due 2011;

•	A new issue of Senior Secured Convertible Notes Due 2009 in the aggregate principal amount of $5,600,000 (the “New Notes”), issued under an indenture with The Bank of New York (the “New Indenture”);

•	Warrants to purchase an aggregate of 1,214,285 shares of Common Stock at an exercise price of $7.00 per share (the “New Warrants”); and

•	1,500,000 fully-paid shares of Common Stock (the “New Shares”).

Pursuant to the terms of the New Indenture, the Company also obtained a letter of credit from Wells Fargo Bank, National Association, in favor of The Bank of New York, as trustee under the New Indenture, in a stated amount of $1,344,000 in respect of approximately two years of interest payments payable under the New Notes.

The indebtedness evidenced by the New Notes is senior secured indebtedness of the Company, and ranks superior to the Company’s other indebtedness. As security for the Company’s obligations under the New Indenture, the Company executed a Security Agreement dated as of January 24, 2007 (the “Security Agreement”), pursuant to which the Company granted a security interest in all assets of the Company in favor of The Bank of New York, in its capacity as collateral agent for the holders of the New Notes under the New Indenture.

On January 24, 2007, the Company also exchanged with Rodman & Renshaw LLC (“Rodman”) outstanding warrants previously issued to Rodman to purchase an aggregate of 625,000 shares of Common Stock at an exercise price of $8.00 per share for (i) new warrants to purchase 71,429 shares of Common Stock at an exercise price $7.00 per share (the “Rodman Warrants”) and (ii) 150,000 fully-paid shares of Common Stock (the “Rodman Shares”).

On January 24, 2007, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the Registration Rights Agreement, the Company agreed to provide certain registration rights under the Securities Act of 1933 and applicable state securities laws with respect to the (i) New Shares and the Rodman Shares, (ii) shares of Common Stock issuable upon conversion of the New Notes, and (iii) shares of Common Stock issuable upon exercise of the New Warrants and the Rodman Warrants.

Additional Terms of the New Notes

The following are certain additional material terms of the New Notes (capitalized terms used but not defined in the following discussion have the meanings ascribed to such terms in the New Indenture):

1.	Interest Rate. Interest on the New Notes accrues at a rate of 12% per annum.

2.
Redemption at the Option of the Purchaser. The Company may become obligated, at the option of each Purchaser, to redeem the New Notes upon the request of such Purchaser after the failure by the Company to achieve the numbers of subscribers required by Section 10.17(b) of the New Indenture in any two consecutive fiscal quarters.

3.
Repurchase at the Option of the Purchaser Upon a Fundamental Change. The Company may become obligated, at the option of each Purchaser, to repurchase the New Notes if a Fundamental Change occurs at any time prior to the Stated maturity of the New Notes at the Fundamental Change Repurchase Price, plus any Make-Whole Premium required by the terms of the New Indenture.

4.
Optional Conversion. Subject to the terms and conditions of the New Indenture, a Purchaser may optionally convert at any time the Principal Amount of a New Note (or any portion thereof equal to any integral multiple of $500) into shares of Common Stock at a conversion price of $7.00 per share, subject to adjustment as provided in the Indenture.

5.
Forced Conversion. At any time prior to the Stated Maturity, at the Company’s option, the Outstanding Notes may be forced to convert into Common Stock at a conversion price of $7.00 per share (subject to adjustment as provided in the Indenture) upon at least twenty Trading Days’ notice to the Purchasers if, during the term of such Outstanding Notes, certain conditions are met, including, without limitation, that the Common Stock trades above 200% of the Conversion Price for fifteen consecutive trading days with a specified minimum aggregate volume for such period.

6.
Event of Default. If an Event of Default will occur and be continuing, the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The securities issued under the Exchange Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 3(a)(9) of the Securities Act, Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

The following agreements are attached as exhibits to this Report: (i) Exchange Agreement; (ii) New Indenture (including form of New Note); (iii) Form of Warrants; (iv) Security Agreement; and (v) Registration Rights Agreement. The foregoing descriptions of these agreements are summary only and are qualified in their entirety by reference to the copies thereof attached hereto as exhibits.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibit index.

Exhibit No.	Description
99.1	Master Exchange Agreement, dated as of January 24, 2007, by and among the Registrant and the various Purchasers listed on Exhibit A attached thereto.
99.2	Indenture, dated as of January 24, 2007, between the Registrant and The Bank of New York, as Trustee.
99.3	Form of Warrants issued by the Registrant as of January 24, 2007.
99.4	Security Agreement, dated as of January 24, 2007, between the Registrant and The Bank of New York, in its capacity as Collateral Agent.
99.5	Registration Rights Agreement, dated as of January 24, 2007, by and among the Registrant and the various parties to the Master Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2007

FP TECHNOLOGY, INC.

By:  /s/ Stephen Peary
Stephen Peary
Chief Financial Officer

EXHIBIT 99.1

MASTER EXCHANGE AGREEMENT

This Master Exchange Agreement (this “Agreement”) is dated as of January 24, 2007 by and among FP Technology, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS:

A.  Pursuant to a Securities Purchase Agreement, dated March 29, 2006 (the “Original Purchase Agreement”), by and among each of the Purchasers (or their predecessors in interest) and the Company’s predecessor, AFG Enterprises USA, Inc., the Purchasers acquired (i) Senior Secured Nonconvertible Notes Due 2011 in the aggregate principal amount of $50,000,000 (the “Outstanding Notes”) issued under an Indenture with The Bank of New York dated March 29, 2006 (the “Outstanding Indenture”); and (ii) Warrants to purchase an aggregate of 6,250,000 shares at an exercise price currently set at $8.00 per share (the “Outstanding SPA Warrants”).

B.  Pursuant to a letter agreement, dated April 4, 2006, by and between Rodman & Renshaw, LLC and the Company’s predecessor, AFG Enterprises USA, Inc., Rodman & Renshaw, LLC acquired Warrants to purchase an aggregate of 625,000 shares at an exercise price currently set at $8.00 per share (the “Outstanding Rodman Warrants” and, together with the Outstanding SPA Warrants, the “Outstanding Warrants” and, together with the Outstanding SPA Warrants and the Outstanding Notes, the “Outstanding Securities”).

C.  The Outstanding Securities are currently obligations of the Company.

D.  Subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange all of the Outstanding SPA Warrants and Outstanding Notes in the aggregate for (i) $45,000,000 in cash plus accrued interest on the Outstanding Notes through the Closing (the “Cash Component”), (ii) new Senior Secured Convertible Notes Due 2009 in an initial principal amount of $5,600,000 (the “New Notes”) under an indenture in the form attached hereto as Exhibit B (the “New Indenture”), (iii) Warrants to purchase an aggregate of 1,214,285 shares of Common Stock at an exercise price of $7.00 per share in the form attached hereto as Exhibit C (the “New Warrants”), and (iv) 1,500,000 fully-paid shares of Common Stock (the “New Shares” and, together with the Cash Component, New Notes and New Warrants, the “Exchange Consideration”).

E.  (i) Except as otherwise set forth in the New Indenture, the New Notes will be senior to all outstanding and future indebtedness of the Company and (ii) secured by a perfected security interest in all of the assets of the Company as evidenced by (and as defined in) the Security Agreement in favor of The Bank of New York in the form attached hereto as Exhibit D (the “Security Agreement”), which security interest shall be senior to all other security interests therein.

F.  On the Closing Date, the Company shall obtain a letter of credit from Wells Fargo Bank, National Association in favor of The Bank of New York, as trustee under the New Indenture, in a stated amount of $1,344,000, in respect of approximately two years of interest payments payable under the New Notes.

G.  At the Closing, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), pursuant to which the Company will provide certain registration rights in respect of the Underlying Shares under the Securities Act and the rules and regulations promulgated thereunder.

H.  The Purchasers desire to receive the Exchange Consideration and the benefits of the other Transactions Documents in exchange for their Outstanding Notes and Outstanding SPA Warrants, as more fully described in this Agreement.

I.  At the Closing, Rodman & Renshaw LLC will surrender to the Company for cancellation the Outstanding Rodman Warrants, and will receive from the Company new warrants to purchase 71,429 shares of Common Stock at an exercise price $7.00 per share.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the exchange of Exchange Consideration for Outstanding Securities pursuant to Section 2.1.

“Closing Date” means no later than two Trading Days following the date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to each of the parties’ obligations set forth in Section 2.3 have been satisfied or waived.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified, changed into or exchanged for.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Morrison & Foerster LLP, with offices located at 1290 Avenue of the Americas, New York, New York 10104.

“Conversion Price” shall have the meaning ascribed to such term in the New Notes.

“Escrow Account” shall have the meaning ascribed to such term in the Outstanding Indenture.

“Escrow Account Disbursement Instructions” means the Escrow Account Disbursement Instructions attached hereto as Exhibit K.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“L/C Bank” shall have the meaning ascribed to such term in the New Indenture.

“Letter of Credit” shall have the meaning ascribed to such term in the New Indenture.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents on a timely basis.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit E.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Notes, ignoring any conversion limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the New Shares, New Notes, New Warrants and Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Global Select Market, the NASDAQ Global Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the New Notes, the New Indenture, the New Warrants, the Security Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means (i) the New Shares, (ii) the shares of Common Stock issuable upon exercise of the New Warrants, and (iii) the shares of Common Stock issuable upon conversion of the New Notes.

ARTICLE II
EXCHANGE AND CLOSING

2.1  Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall issue and pay to each Purchaser, in exchange for such Purchaser’s Outstanding Securities specified in Exhibit A, such amount of Exchange Consideration specified in Exhibit A for such Purchaser. The Closing shall occur at the offices of Company Counsel.

2.2  Deliveries.

(a)  Company Deliverables. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser:

(i)  this Agreement duly executed by the Company;

(ii)  the Cash Consideration specified for such Purchaser in Exhibit A;

(iii)  the New Indenture, duly executed by the Company and The Bank of New York, as trustee thereunder;

(iv)  the New Notes and New Warrants, in such amounts specified for such Purchaser in Exhibit A, duly registered in the name of such Purchaser (or such other name specified in writing by the Purchaser prior to the Closing);

(v)  a copy of irrevocable instructions to the Company’s common stock transfer agent in the form attached hereto as Exhibit F (the “Transfer Agent Instructions”) instructing the transfer agent to deliver, on an expedited basis, certificates representing the number of New Shares specified for such Purchaser in Exhibit A, duly registered in the name of such Purchaser (or such other name specified in writing by the Purchaser prior to the Closing);

(vi)  the Registration Rights Agreement duly executed by the Company;

(vii)  the Security Agreement duly executed by the Company;

(viii)  the opinion of Company Counsel, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G and reasonably satisfactory to Purchasers;

(ix)  a certificate, executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit H; and

(x)  a letter or certificate from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within seven (7) days of the Closing Date.

(b)  Purchaser Deliverables. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company:

(i)  this Agreement duly executed by such Purchaser;

(ii)  originals of the Outstanding Notes and Outstanding SPA Warrants held by each Purchaser (as set forth for each Purchaser in Exhibit A) or affidavit of loss thereof in such form reasonably acceptable to the Company, along with such additional documentation as the Company may reasonably request in order to effect the transfer of such securities to the Company;

(iii)  the Registration Rights Agreement duly executed by such Purchaser; and

(iv)  the Investor Questionnaire completed and executed by such Purchaser.

(c)  Delivery of Transfer Agent Instructions. The Company shall have delivered to the Transfer Agent the Transfer Agent Instructions in the form of Exhibit F, and shall have obtained the acknowledgment thereof from the Transfer Agent.

2.3  Closing Conditions.

(a)  Conditions to Obligations of the Company. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all respects when made and on the Closing Date of those representations and warranties of the Purchasers contained herein (to the extent such representations or warranties are by their terms qualified by materiality or Material Adverse Effect) and in all material respects of those representations and warranties not so qualified;

(ii)  all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed or waived; and

(iii)  the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)  Conditions to Obligations of the Purchasers. The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all respects on the Closing Date of the representations and warranties of the Company contained herein (to the extent such representations or warranties are by their terms qualified by materiality or Material Adverse Effect) and in all material respects of those representations and warranties not so qualified;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed or waived;

(iii)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)  the Company shall have delivered to The Bank of New York, as Collateral Agent under the Security Agreement, appropriate financing statements on Form UCC-1 in form for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Security Agreement;

(v)  Rodman & Renshaw, LLC shall have surrendered to the Company for cancellation the Outstanding Rodman Warrants, and the Company shall have issued to Rodman & Renshaw LLC or its assignee new warrants to purchase 71,429 shares of Common Stock at an exercise price of $7.00 per share; and

(vi)  the issuance of the Letter of Credit (subject to escrow arrangements to be released by the L/C Bank upon confirmation of receipt by the L/C Bank of the funds referred to in paragraph 6 of the Escrow Account Disbursement Instructions attached hereto as Exhibit K).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the representations and warranties set forth below to each Purchaser.

(a)  Subsidiaries. The Company has no subsidiaries and does not own, directly or indirectly, any capital stock or other equity interests of any other entity.

(b)  Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it causes such qualification to be required, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; or (iv) result in a violation of the rules and regulations of the OTC Bulletin Board applicable to the Company or by which any property or asset of the Company or any of its Subsidiaries is bound or affected and the Company has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the OTC Bulletin Board in the foreseeable future.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of a registration statement covering the resale of the Underlying Shares, if applicable, (iii) the notice and/or application(s), if any, required by each applicable Trading Market for the issuance and sale of the Notes and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)  Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)  Capitalization. Except as set forth on Schedule 3.1(g), the capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except (i) for the Outstanding Notes and Outstanding Warrants, (ii) the instruments identified on Schedule 3.1(g), and (iii) as a result of the transactions contemplated by this Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Other than as would reasonably not be expected to have a Material Adverse Result and as set forth in Schedule 3.1(g), (i) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound; (ii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (iii) except for the Outstanding Notes and the Outstanding Warrants, there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Consideration; (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vi) the Company has no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents.

(h)  SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP) and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(i)  Indebtedness and Other Contracts. Except as disclosed in Schedule 3.1(i), the Company (i) has no outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(i) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)  Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(j), “Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(i)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one Trading Day prior to the date that this representation is made.

(k)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Outstanding Notes, Outstanding Warrants or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to any collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

(m)  Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it that is material to the businesses of the Company, and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance.

(o)  Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights similar rights necessary or material for use in connection with its businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”). The Company has not received any notice (written or otherwise) that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

(p)  Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for. To the knowledge of the Company, such insurance contracts and policies are accurate and complete. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)  Transactions With Affiliates and Employees. Except as set forth in the SEC Reports filed at least ten Trading Days prior to the date hereof, none of the officers or directors of the Company and, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, and (ii) reimbursement for expenses incurred on behalf of the Company.

(r)  Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(s)  Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)  Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)  Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)  Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)  Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)  No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(z)  Form SB-2 Eligibility. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form SB-2 promulgated under the Securities Act.

(aa)  Tax Status. Except as set forth in Schedule 3.1(aa), the Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth in Schedule 3.1(aa), there are no unpaid taxes in any amount (other than an aggregate immaterial amount) claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb)  No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising within the meaning of Regulation D promulgated under the Securities Act. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (v) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)  Accountants. To the knowledge of the Company, the Company’s accountants are a registered public accounting firm as required by the Exchange Act and the rules and regulations promulgated thereunder.

(ee)  Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ participation in the transactions contemplated by this Agreement. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)  Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.12 and Section 3.2(f) hereof), it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)  Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh)  Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.2  Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Outstanding Notes. Such Purchaser is the holder of Outstanding Notes in the face amount as set forth opposite such Purchaser’s name on Exhibit A hereto, and such Purchaser has not transferred any legal or beneficial interest in such Outstanding Notes or any portion thereof to any other party.

(c)  Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and, other than, with respect to Portside Growth and Opportunity Fund (a Purchaser) (“Portside”), the transactions contemplated by that certain Share Purchase Agreement (the “Portside SPA”) dated the date hereof entered into by Portside, such Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Other than, with respect to Portside, the transaction contemplated by the Portside SPA, such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d)  Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Except as set forth on Schedule 3.2(d), such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e)  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser acknowledges that it has had the opportunity to review the Company’s Form 10-QSB filed with the SEC on November 14, 2006. Such Purchaser further acknowledges that it is an existing security holder of the Company and that, to the best of its knowledge, no commission or other remuneration will be paid or given directly or indirectly for soliciting the transactions contemplated by this Agreement.

(f)  General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)  Short Sales and Confidentiality Prior to The Date Hereof. Other than the transaction contemplated hereunder and, other than with respect to Portside, the transactions contemplated by the Portside SPA, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to participate in the transactions contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities laws. Other than a transfer of Securities pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. [THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION ___ OF THIS NOTE.]

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)  Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.

(d)  Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2  Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3  Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5  Conversion Procedures. The form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Purchasers in order to convert the Notes. No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Notes. The Company shall honor conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6  Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and shall attach the Transaction Documents thereto. The Company and each Purchaser (but the Purchasers shall not be required to consult with each other) shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser relating to the Company or the Securities, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. In the event of a breach of the foregoing covenant by the Company or its officers, directors, employees or agents, on the one hand, or any Purchaser or its officers, directors, employees or agents, on the other hand, in addition to any other remedy provided herein or in the Transaction Documents, the non-breaching party shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by other party, solely to correct any misstatements or material omissions made in breach of the foregoing covenant. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement, (ii) to the extent such disclosure is required by law or Trading Market regulations or (iii) in the Form 8-K in the first sentence of this paragraph.

4.7  Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8  Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representation in effecting transactions in securities of the Company.

4.9  Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any third party who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance with respect to the Outstanding Notes or Outstanding Warrants). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing (which counsel shall have been consented to by each Purchaser Party). The Company will not settle any such action without receiving the consent of each Purchaser Party which consent shall not be unreasonably withheld. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.10  Reservation and Listing of Securities.

(a)  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)  If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

(c)  The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

(d)  In the event that the Company shall after the date hereof apply to have its shares of Common Stock listed on any Trading Market other than the Trading Market on which such shares are listed on the date hereof, the Company shall take all action necessary to obtain the approval of its stockholders providing for the Company's issuance of all of the shares of Common Stock issued and issuable pursuant hereto (including, without limitation, for purposes hereof shares issuable upon conversion of Notes issued as provided for in Section 9.01(l) of the Indenture) upon conversion or exercise, as applicable, of the Securities, pursuant to the rules or regulations of such Trading Market (including, without limitation, NASDAQ Marketplace Rule 4350(i)), if necessary to obtain the listing thereon of all such shares of Common Stock upon conversion or exercise, as applicable of such Securities, to the extent such convertible or exercisable Securities remain outstanding at the time of the application to list shares of Common Stock on any such Trading Market. If the Company should determine that no such stockholder approval is necessary to obtain the listing of all such shares of Common Stock on such Trading Market, the Company shall provide the holders of such Securities with an opinion of counsel to such effect.

4.11  Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12  Short Sales and Confidentiality After the Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of a registration statement covering the resale of some or all of the Underlying Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to participate in the transactions contemplated by this Agreement.

4.13  Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall, on or before or after the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.14  Termination of Original Agreements. The Company and each Purchaser, severally and not jointly, agrees that, effective upon the Closing and without further action by any of the parties hereto, each of the “Transaction Documents” as defined in the Original Purchase Agreement, including without limitation the Outstanding Indenture, Outstanding Notes and Outstanding Warrants, shall be terminated in their entirety, and neither the Company nor any Purchaser shall have any further rights under any of them. In addition, each Purchaser hereby acknowledges and agrees that Section 4(o) of the Original Purchase Agreement (entitled “Right of Participation in Additional Issuances of Securities”) shall not be applicable to any of the transactions contemplated by this Agreement.

4.15  Letter of Credit. Contemporaneously with the Closing, the Company shall obtain an irrevocable letter of credit in the amount of $1,344,000 issued in favor of the Trustee on behalf of the Purchasers, substantially in the form of Exhibit G to the Indenture.

4.16  Acknowledgment of Purchasers. By executing a counterpart of this Agreement, (a) each Purchaser acknowledges that (i) with respect to amounts other than principal and interest on the Outstanding Notes, all amounts due under the Outstanding Indenture by the Company to the Purchasers have been paid in full, and (ii) in consideration of the execution and deliver of this Agreement and notwithstanding the terms of Section 4.01 of the Outstanding Indenture, the Outstanding Notes have been satisfied (subject to the payment by The Bank of New York provided for below), and all conditions precedent under the Outstanding Indenture relating to the satisfaction and discharge thereof have been complied with or are deemed to have been complied with (subject to the payment by The Bank of New York provided for below), and (b) each Purchaser shall be deemed to have consented to the satisfaction and discharge of the Outstanding Indenture at Closing. The Purchasers and the Company hereby instruct The Bank of New York, as trustee under the Outstanding Indenture, (x) to execute the Satisfaction and Discharge Agreement in the form attached hereto as Exhibit J relating to the Outstanding Indenture and (y) to immediately pay the funds in the Escrow Account to the parties listed in the Escrow Account Disbursement Instructions attached hereto as Exhibit K in the amounts and manner set forth therein.

4.17  Confirmation from Trident Growth Fund, L.P.. Promptly after the Closing Date, the Company agrees to use its best efforts to obtain a written confirmation from Trident Growth Fund L.P. to the effect that the New Indenture and the exchange of the Outstanding Notes for the New Notes contemplated hereunder constitutes a "refinancing" as contemplated under Section 14(a) of the Intercreditor and Subordination Agreement dated as of March 29, 2006 by and among Trident Growth Fund, L.P., AFG Enterprises USA, Inc., and FP Technology Holdings, Inc. in favor of the holders of the Senior Indebtedness (as defined therein), and that the holders of the New Notes shall have the same rights under such agreement as the holders of the Outstanding Notes.

ARTICLE V
MISCELLANEOUS

5.1  Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before January 31, 2007; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2  Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company agrees to pay Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio (a Purchaser) for costs and expenses of Schulte Roth & Zabel LLP incurred in connection with the transactions contemplated by the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto (confirmation of receipt received) prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile (confirmation of receipt received) at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5  Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10  Survival. The covenants and other agreements contained herein shall survive the Closing and the delivery, and conversion of the Securities, as applicable. The representations and warranties contained herein shall survive the Closing and the delivery, and conversion of the Securities, as applicable.

5.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Note, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

5.14  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16  Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17  Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18  Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19  Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Master Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FP TECHNOLOGY, INC.	Address for Notice:
By: /s/ Stephen Peary Name: Stephen Peary Title: Chief Financial Officer	181 Wells Avenue Newton, Massachusetts 02459 Facsimile: (617) 928-5565 Attention: Chief Executive Officer
With a copy to (which shall not constitute notice):	Morrison & Foerster LLP 555 West Fifth Street Suite 3500 Los Angeles, California 90013 Facsimile: (213) 892-5454 Attention: Allen Z. Sussman, Esq.

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO MASTER EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Master Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser:_______________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Principal Amount of Outstanding Note:

EIN Number:

Wire Transfer Instructions:

[SIGNATURE PAGES FOR PURCHASERS CONTINUE]

ny-726496

EXHIBIT A

Exchange of Securities

Name of Purchaser	Outstanding Notes ($ Face Amount)	Outstanding Warrants (# Shares)	Cash Component ($) (w/o accrued interest)	New Notes ($ Face Amount)	New Warrants (# Shares)	New Shares (# Shares)
J.P. Morgan Securities Inc.	$ 13,500,000	1,687,500	$ 12,150,000	$ 1,512,000	327,857	405,000
Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio	$ 8,750,000	1,093,750	$ 7,875,000	$ 980,000	212,500	262,500
Context Offshore Advantage Fund, Ltd.	$ 3,100,000	387,500	$ 2,790,000	$ 347,200	75,286	93,000
Context Advantage Fund, LP	$ 900,000	112,500	$ 810,000	$ 100,800	21,857	27,000
Wolverine Convertible Arbitrage Fund Trading Limited	$ 1,000,000	125,000	$ 900,000	$ 112,000	24,286	30,000
Portside Growth and Opportunity Fund	$ 2,000,000	250,000	$ 1,800,000	$ 224,000	48,571	60,000
Laurel Ridge Capital, LP	$ 2,000,000	250,000	$ 1,800,000	$ 224,000	48,571	60,000
Cheyne Fund LP	$ 4,400,000	550,000	$ 3,960,000	$ 492,800	106,857	132,000
Cheyne Leverage Fund	$ 3,600,000	450,000	$ 3,240,000	$ 403,200	87,429	108,000
Cranshire Capital, LP	$ 500,000	62,500	$ 450,000	$ 56,000	12,143	15,000
JMG Capital Partners, LP	$ 3,375,000	421,875	$ 3,037,500	$ 378,000	81,964	101,250
JMG Triton Offshore Fund, Ltd.	$ 3,375,000	421,875	$ 3,037,500	$ 378,000	81,964	101,250
Plexus Fund Limited	$ 2,500,000	312,500	$ 2,250,000	$ 280,000	60,714	75,000
Smithfield Fiduciary LLC	$ 1,000,000	125,000	$ 900,000	$ 112,000	24,286	30,000
Rodman & Renshaw, LLC (not a Purchaser)	N/A	625,000	N/A	N/A	71,429	150,000
TOTAL	$50,000,000	6,875,000	$45,000,000	$5,600,000	1,285,714	1,650,000

EXHIBIT B

Form of New Indenture
(including New Notes)

EXHIBIT C

Form of New Warrants

EXHIBIT D

Form of Security Agreement

EXHIBIT E

Form of Registration Rights Agreement

EXHIBIT F

Form of Transfer Agent Instructions

EXHIBIT G

Form of Company Counsel Opinion

EXHIBIT H

Form of Secretary’s Certificate

EXHIBIT I

Form of Transfer Agent Certificate

EXHIBIT J

Form of Satisfaction and Discharge Agreement

EXHIBIT K

Escrow Account Disbursement Instructions

EXHIBITS

Exhibit A Exchange of Securities
Exhibit B Form of New Indenture (including New Notes)
Exhibit C Form of New Warrants
Exhibit D Form of Security Agreement
Exhibit E Form of Registration Rights Agreement
Exhibit F Form of Transfer Agent Instructions
Exhibit G Form of Company Counsel Opinion
Exhibit H Form of Secretary’s Certificate
Exhibit I Form of Transfer Agent Certificate
Exhibit J Form of Satisfaction and Discharge Agreement
Exhibit K Escrow Account Disbursement Instructions

SCHEDULES

Schedule 3.1(g) Capitalization
Schedule 3.1(h) SEC Reports not Timely Made
Schedule 3.1(i) Indebtedness and Other Contracts
Schedule 3.1(aa) Tax Status
Schedule 3.2(d) Purchasers Registered as Broker-Dealers

FP TECHNOLOGY, INC.

(as successor in interest to AFG Enterprises USA, Inc.)

as Issuer

and

THE BANK OF NEW YORK

as Trustee

--------------

INDENTURE

Dated as of January 24, 2007

-------------

Senior Secured Convertible Notes Due 2009

--
ny-686767

EXHIBITS:

Exhibit A -- Form of Face of Note
Exhibit B -- Form of Reverse of Note
Exhibit C -- Form of Trustee’s Certificate of Authentication
Exhibit D -- Fundamental Change Repurchase Notice
Exhibit E -- Form of Guarantee
Exhibit F -- Form of Pledge Agreement
Exhibit G - Form of Letter of Credit

ny-686767

INDENTURE, dated as of January 24, 2007, between FP Technology, Inc. (as successor in interest to AFG Enterprises USA, Inc.) a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 181 Wells Avenue, Newton, Massachusetts 02459, and The Bank of New York, a New York banking corporation, as Trustee (in such capacity the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its Senior Secured Convertible Notes Due 2009 (each a “Note” and, collectively, the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

The Company has caused, its Senior Secured Nonconvertible Notes Due 2011 (the “Nonconvertible Notes”) issued on March 29, 2006 to be exchanged for the Notes pursuant to a Master Exchange Agreement dated as of January 24, 2007 (the “Exchange Agreement”) entered into by and among the Company and the Initial Purchasers (as defined below) subject to the terms and conditions set forth in the Exchange Agreement, including the repayment of a portion of the Nonconvertible Notes.

All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Notes and the Indenture, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes and in certain other circumstances as set forth herein, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the exchange of the Nonconvertible Notes for the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01.  Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)  all other terms used herein and not otherwise defined that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(d)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used in respect of any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used in respect of any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.08.

“Applicable Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, decree, treaty, other requirement or rule of law of any Governmental Authority, applicable to the referenced party, asset or matter.

“Applicable Price” has the meaning specified in Section 13.06(a).

“Authorized Share Allocation” has the meaning specified in Section 10.16.

“Authorized Share Failure” has the meaning specified in Section 10.16.

“Board of Directors” means, in respect of any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, in respect of any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday when banks are required or authorized by Applicable Law to be closed in New York City or San Francisco.

“Buy-In” has the meaning specified in Section 13.02(c).

“Buy-In Price” has the meaning specified in Section 13.02(c).

“Calculation Agent” has the meaning specified in Section 14.01(c).

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, in respect of partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Collateral” means any cash or cash equivalents held by the Trustee for the benefit of the Holders in the Reserve Account.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets, LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders. If the Company and such Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 1.16. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Price” means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded (which is currently The OTC Bulletin Board in respect of the Common Stock) as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”), or, if such exchange begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price respectively, of such prior to 4:00:00 p.m. (New York City time) as reported by Bloomberg, or if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices of any market makers for such security in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders.

“Closing Price Per Share” means, in respect of the Common Stock, for any date, the Closing Price per share of Common Stock.

“Collateral” has the meaning specified in the Security Agreement.

“Collateral Agent” means the Trustee, or any other Person (other than the Company or its Subsidiaries or Affiliates) authorized by the Holders to act as collateral agent in accordance with the terms and conditions of the Security Agreement.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of Common Stock, par value $0.001 per share, of the Company as they exist on the date hereof, or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or, if such surviving corporation’s direct or indirect parent is a public company, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such direct or indirect parent corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 13.06(a)(i) and 13.06(a)(ii) regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes issued under this Indenture and exercise of the Warrants.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its CEO or President or any Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” means the Trustee or any other Person previously designated by the Company in a written notice provided to the Holders to which Notes may be presented for conversion.

“Conversion Amount” has the meaning specified in Section 13.01(d).

“Conversion Date” has the meaning specified in Section 13.02(a).

“Conversion Failure” has the meaning specified in Section 13.02(c).

“Conversion Failure Liquidated Damages” has the meaning specified in Section 13.02(c).

“Conversion Limitation” has the meaning specified in Section 13.02(i).

“Conversion Price” has the meaning specified in Section 13.01(d).

“Conversion Rate” has the meaning specified in Section 13.01(d).

“Conversion Shares” means shares of Common Stock issuable upon conversion of the Notes.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Corporate Trust Office” means the principal office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, 8th Floor West, New York, NY 10286, Attn: Corporate Trust Administration.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Current Market Price” means, on any date, the average of the daily Closing Price per Share for the ten (10) consecutive Trading Days commencing on the record date in respect of distributions, issuances or other events requiring such computation.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Dilutive Issuance” has the meaning specified in Section 13.06(a).

“Effective Date” has the meaning specified in Section 14.01(b).

“Eligible Market” means The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, or The NASDAQ Global Market.

“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Securities” means (a) any Common Stock issued or issuable: (i) pursuant to any equity incentive plan or arrangement which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to employees, officers, directors or consultants for services provided to the Company or any Subsidiaries thereof; (ii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933 and “equity lines”); (iii) upon conversion of the Notes or exercise of any of the Warrants; (iv) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate, 10% of the outstanding shares of Common Stock in any calendar year, or (v) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph, and (b) any Common Stock or preferred stock in a maximum aggregate amount of up to $10,000,000 issued in connection with the issuance of additional Notes as contemplated by Section 3.01 occurring within 90 days of the date hereof; provided that in order to constitute an Excluded Security for purposes of this Agreement, the per share price paid for such Common Stock or deemed to be paid for such Common Stock upon the conversion of the preferred stock in accordance with the terms thereof (with such “deemed price per share” calculated in accordance with the provisions of Section 13.06(a)) shall not be less than 80% of the Conversion Price in effect on the date of such issuance.

“Expiration Date” has the meaning specified in Section 13.06(d).

“Expiration Time” has the meaning specified in Section 13.06(d).

“Fundamental Change” means any transaction or event or series of related transactions or events resulting directly or indirectly in a (i) consolidation or merger with or into (wherein the Company is not the surviving corporation) another Person, or (ii) sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to another Person, or (iii) another Person or Persons making a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement or merger) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganization, recapitalization or reclassification of the Common Stock; (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting stock of the Company or (vii) Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 11.05(b).

“Fundamental Change Conversion” has the meaning specified in Section 13.02(e).

“Fundamental Change Conversion/Repurchase Period” has the meaning specified in Section 14.02.

“Fundamental Change Repurchase” has the meaning specified in Section 11.05(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 11.05(c).

“Fundamental Change Repurchase Price” has the meaning specified in Section 11.05(a).

“Fundamental Change Settlement Date” means the Effective Date for a Fundamental Change. In respect of any Fundamental Change Conversion or Fundamental Change Repurchase for which a Notice of Conversion or Fundamental Change Repurchase Notice, as applicable, has been delivered after the Effective Date (and during the Fundamental Change Conversion/Repurchase Period), the Fundamental Change Settlement Date shall mean the date that is five (5) Trading Days following the end of the Fundamental Change Conversion/Repurchase Period.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

“Governmental Authority” means any nation or government, any state, regional, local or other political subdivisions thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of pertaining to government.

“Guarantee” means a Guarantee executed by a Guarantor in favor of the Trustee for the benefit of the Holders, as amended and in effect from time to time, in substantially the form of Exhibit E.

“Guarantor” means each direct or indirect Subsidiary of the Company, from time to time, other than a Special Purpose Acquisition Subsidiary, as further provided in Section 15.01(b) and in Section 5(m) of the Security Agreement.

“Guarantor Collateral Documents” means all security agreements, mortgages, pledge agreements, deeds of trust and other instruments, documents or agreements executed and delivered by any Guarantor to secure the Obligations, in each case as amended and in effect from time to time.

“Hazardous Materials” means chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes.

“Holder” or “Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Principal Market” means the market(s) upon which the Common Stock is designated for quotation on the date of original issuance of the Notes.

“Initial Purchasers” means Cheyne Fund LP, Cheyne Leverage Fund, Context Advantage Fund, LP, Context Offshore Advantage Fund Ltd., Cranshire Capital, LP, JMG Capital Partners, LP, JMG Triton Offshore Fund, Ltd., JP Morgan Securities Inc., Laurel Ridge Capital, LP, Plexus Fund Limited, Portside Growth and Opportunity Fund, Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio, Smithfield Fiduciary LLC and Wolverine Convertible Arbitrage Fund Trading Limited.

“Interest Dividend Payment Date” means the date any dividends or distributions payable or otherwise to be made or to be deemed made by the Company per share of Common Stock is paid or otherwise made or deemed made by the Company to the holders of Common Stock.

“Interest Payment Date” means the last Business Day of each calendar month, commencing January 31, 2007, the Maturity Date of each Note and, in respect of Notes redeemed pursuant to Article XI, the date of such redemption.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issue Date” means the date the Notes are originally issued as set forth on the face of the Note under this Indenture.

“L/C Bank” means Wells Fargo Bank, National Association, as issuer of the Letter of Credit.

“Letter of Credit” means that certain letter of credit in substantially the form of Exhibit G issued by the L/C Bank on the date hereof in favor of the Trustee in the Stated Amount, expiring on the Stated Expiration Date and providing for the payment of interest on the Notes as set forth herein.

“Liens” has the meaning specified in Section 10.13.

“Liquidated Damages” shall mean, without duplication, the Liquidated Damages as defined in the Registration Rights Agreement, Conversion Failure Liquidated Damages and any payments due pursuant to Section 13.02(c).

“Majority Holders” means Holders of more than 50% in aggregate Principal Amount of the Outstanding Notes voting as a single class.

“Make-Whole Premium” has the meaning specified in Section 14.01(b)..

“Maturity,” when used in respect of any Note, means the date on which the principal, the Redemption Amount or the Fundamental Change Repurchase Price of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date or a Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.

“Maturity Date” means, when used in respect of any Note, the date of the Maturity of such Note.

“Nonconvertible Notes” has the meaning specified in the second paragraph of the Recitals of the Company.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of the Company.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05(a).

“Notice of Conversion” has the meaning specified in Section 13.02(a).

“Notice of Default” has the meaning specified in Section 5.01(f).

“Obligations” shall mean, collectively, (a) the due and punctual payment by the Company of (i) the obligation of the Company to pay the Principal Amount of and premium and Liquidated Damages, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes when and as due, whether at Stated Maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including reimbursement obligations, fees, costs, expenses and indemnities, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company to the Trustee, the Collateral Agent and the Holder or the Holders under this Indenture and the other Transaction Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to the Indenture and the other Transaction Documents.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Outstanding” when used in respect of Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and (iii) Notes that have been paid or cancelled in exchange for, or in lieu of which, other Notes have been authenticated and delivered pursuant to this Indenture; provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act in respect of such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, interest and Liquidated Damages, if any, to the Holders, including the Redemption Amount or the Fundamental Change Repurchase Price on behalf of the Company. The Trustee shall initially be the Paying Agent.

“Permitted Indebtedness” means (a) Indebtedness incurred by the Company or any Guarantor to finance acquisitions from time to time that is approved in advance by the Majority Holders and made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Trustee and approved by the Trustee in writing, and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) or more days after the Maturity Date; (b) that certain 12% Senior Secured Convertible Debenture issued September 13, 2005 by FP Technology Holdings, Inc. to Trident Growth Fund, L.P. in the principal amount not ot exceed $2,000,000 (as amended by the Master Amendment, dated March 29, 2006 and the First Amendment dated September 13, 2006 between the Company and Trident Growth Fund, L.P., the “Trident Loan”), (c) that certain amended and restated unsecured promissory note made September 13, 2005 by the Company in favor of General Motors Corporation in an amount not to exceed that in effect on the date hereof, (d) secured purchase money Indebtedness incurred in connection with the purchase of equipment in an aggregate maximum amount equal to $250,000 at any time outstanding to be used in the operations of the Company, (e) any Indebtedness in an amount of up to $5,000,000 in the aggregate at any time outstanding of one or more Special Purpose Acquisition Subsidiaries of the Company incurred to finance acquisitions, which Indebtedness is without recourse to the Company or any Guarantor and (f) Indebtedness under any reimbursement agreement related to the Letter of Credit.

“Permitted Liens” means (i) Liens for taxes not yet due and payable; (ii) unrecorded workmen’s and servicemen’s liens in the ordinary course of business; (iii) Liens securing purchase money security obligations not in excess of $250,000 in the aggregate; (iv) those Liens existing pursuant to the Trident Loan; (v) Liens securing the Company’s obligation to reimburse the L/C Bank for any drawings honored under the Letter of Credit; (vi) Liens held by the Collateral Agent to secure the Obligations; or (vii) Liens in support of Permitted Indebtedness (other than Liens against the assets of the Company or any Guarantor in respect of Indebtedness permitted pursuant to clause (e) of the definition of Permitted Indebtedness).

“Person” means any individual, Corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denomination of integral multiples of $500 Principal Amount.

“Pledge Agreement” means a Pledge Agreement in substantially the form of Exhibit F executed by the Company or a Subsidiary of the Company to the extent required by Section 15.01(b).

“Principal Amount” of a Note means the principal amount as set forth on the face of the Note as such amount may be reduced by an conversions, redemptions or otherwise pursuant hereto.

“Principal Market” means, on any day, the market(s) upon which the Common Stock is designated for quotation.

“Purchased Shares” has the meaning specified in Section 13.06(d).

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Record Date” for the interest payable on any Interest Payment Date means the 15th day of the calendar month (whether or not a Trading Day) in which such Interest Payment Date occurs.

“Redemption Amount” means in respect of any Principal Amount of any Note(s) being redeemed pursuant to Section 11.02, such Principal Amount, plus accrued and unpaid interest in respect of such Principal and any other outstanding Obligations thereon including any Liquidated Damages through but excluding the Redemption Date.

“Redemption Date” means, in respect of any Note(s), the date of redemption of such Note(s) at the option of the Holder of such Notes pursuant to Section 11.02.

“Redemption Notice” means in respect of any Holder electing to redeem Notes pursuant to Section 11.02, a written notice to the Company and the Trustee including the following: the Principal Amount the Holder of such Note is electing to have redeemed and the applicable Redemption Date; provided, however, that such Redemption Date shall not be less than ten (10) Trading Days after the date of delivery of such notice.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of January 24, 2007, by and among the Company and the Initial Purchasers, for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Required Reserve Amount” has the meaning specified in Section 10.16.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” or “Restricted Notes” has the meaning specified in Section 2.05.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Information” has the meaning specified in the Section 10.07(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means the Security Agreement dated as of January 24, 2007, entered into by and among the Company and the Collateral Agent, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Security Documents” means the Security Agreement, the Subordination Agreement, each Guarantee, the Guarantor Collateral Documents, any Pledge Agreement and each other security agreement or other instrument or document executed and delivered pursuant hereto or thereto to secure any of the Obligations hereunder or thereunder.

“Share Delivery Date” has the meaning specified in Section 13.02(b).

“Shelf Registration Statement” means a registration statement under the Securities Act registering the Transfer Restricted Securities (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement.

“Special Purpose Acquisition Subsidiary” means any Subsidiary of the Company that is formed for the purpose of making acquisitions; provided, however, that any Subsidiary that has Indebtedness which is recourse to the Company or any Guarantor or any assets of either of them (other than assets of such Subsidiary and its Subsidiaries) shall not be deemed a Special Purpose Acquisition Subsidiary.

“Stated Amount” means the amount available for drawing under the Letter of Credit to pay interest on the Notes, initially $1,344,000, as from time to time reduced pursuant to the terms hereof and of the Letter of Credit.

“Stated Expiration Date” means the date which is two Business Days after the Stated Maturity of the Notes.

“Stated Maturity,” when used in respect of any Note, means two years after the date hereof.

“Stock Price” has the meaning specified in Section 14.01(b).

“Stock Price Cap” has the meaning specified in Section 14.01(b).

“Stock Price Threshold” has the meaning specified in Section 14.01(b).

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof), dated as of March 29, 2006, among the Company, Trident Growth Fund, L.P. and the Collateral Agent.

“Subsidiary” means, in respect of any Person, (a) any Corporation or other business entity of which 50% or more of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Surviving Entity” has the meaning specified in Section 8.01(a).

“Termination of Trading” means that the Common Stock or other securities into which the Notes are convertible is delisted or suspended by the Initial Principal Market (other than a delisting from Pink Sheets LLC upon securing a listing of such Common Stock on the OTC Bulletin Board, and/or a delisting from the OTC Bulletin Board upon securing a listing of such Common Stock on any Eligible Market) and, after the listing of such Common Stock on any Eligible Market(s), means that such Common Stock is delisted or suspended by any Principal Market.

“Trading Day” means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business, (b) if the applicable security is quoted on the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, a day during which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, or executive order or governmental decree to be closed.

“Transaction Documents” means this Indenture, the Notes, the Warrants, the Exchange Agreement, the Registration Rights Agreement and the Security Documents.

“transfer” for purposes of Section 3.05, has the meaning specified in Section 3.05(b).

“Transfer Agent” in respect of the Notes, means The Bank of New York.

“Transfer Restricted Note” means a Note required to bear the restricted legend set forth in the form of Note set forth as Exhibit A attached hereto.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Vice President” when used in respect of the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Warrants” means those certain warrants issued by the Company on the date hereof to Rodman & Renshaw, LLC and the Initial Purchasers to purchase shares of Common Stock of the Company.

Section 1.02.  Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion in respect of compliance with a condition or covenant provided for in this Indenture shall include:

(a)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion in respect of some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations in respect of the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information in respect of such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations in respect of such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the signature of an officer of the executing Holder who has witnessed such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or witnessing officer’s signature shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c)  The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 15th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action or give consent or revoke any consent previously given whether or not such Persons continue to be Holders after such record date.

(d)  The ownership of Notes shall be proved by the Note Register.

(e)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05.  Notices, Etc., to Trustee and Company; Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

(b)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05(c).

(d)  The fact and date of the execution by any Person of any instrument or writing may be proved by the signature of an officer of the executing Holder who has witnessed such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e)  The ownership of Notes shall be proved by the Register.

(f)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g)  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the applicable record date.

Section 1.06.  Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice in respect of other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

Section 1.07.  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09.  Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether expressed or not.

Section 1.10.  Severability Clause. If any provision of this Indenture shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Indenture in that jurisdiction or the validity or enforceability of any provision of this Indenture in any other jurisdiction.

Section 1.11.  Benefits of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Indenture shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Indenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS INDENTURE.

Section 1.13.  Legal Holidays. In any case where any Interest Payment Date, Stated Maturity or Redemption Date of any Note shall not be a Trading Day, then (notwithstanding any other provision of this Indenture or of the Notes) the payments otherwise required to be made on such date need not be made on such date, but may be made on the next succeeding Trading Day with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or on the Redemption Date, as applicable; provided that no interest shall accrue in respect of such payment for the period from and after such Interest Payment Date, Stated Maturity or Redemption Date, as the case may be.

Section 1.14.  No Strict Construction. The language used in this Indenture will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 1.15.  Counterparts. This Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 1.16.  Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or any arithmetic calculation hereunder, the Trustee shall, if requested by any Holder, notify the Company of such dispute via facsimile to the Company within five (5) Trading Days of the Trustee’s receipt of the initial determination or arithmetic calculations from the Company. If the Company does not agree with such requesting Holder’s determination or calculation within three (3) Trading Days of such notice of disputed determination or arithmetic calculation, then the Company shall, within two (2) Trading Days thereafter submit via facsimile (a) the disputed determination to an independent, reputable investment bank selected by the Company, such approval not to be unreasonably withheld or (b) the disputed arithmetic calculation to the Company’s independent, outside accountant. The Company shall use its reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Trustee of the results no later than ten (10) Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Section 1.17.  Compliance with Securities Laws. Notwithstanding anything herein to the contrary, in connection with any action to be taken in accordance with this Indenture, which shall include any Act of Holders, the Trustee and the Company shall comply with any applicable provisions of the Securities Act or Exchange Act, including, without limitation, 17 CFR § 240.14a-1, et seq.

ARTICLE II

Note Forms

Section 2.01.  Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Notes shall be issued in the form of Physical Notes registered in the names of the Holders thereof.

Section 2.02.  Form of Face of Note. The face of each Note shall be substantially in the form of Exhibit A attached hereto.

Section 2.03.  Form of Reverse of Note. The reverse of each Note shall be substantially in the form of Exhibit B attached hereto.

Section 2.04.  Form of Trustee’s Certificate of Authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form of Exhibit C attached hereto manually signed by the Trustee.

Section 2.05.  Legend on Restricted Notes. During the period beginning on the Issue Date and ending on the date two years from such date, any Note, including any Note issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Note” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Note attached hereto as Exhibit A; provided, however, that the term “Restricted Note” shall not include any Notes as to which restrictions have been terminated in accordance with Section 3.05. All Notes shall bear the applicable legends set forth on the face of the form of Note attached hereto as Exhibit A. Except as provided in Section 3.05 and Section 3.09, the Trustee shall not issue any unlegended Note until it has received an Officers’ Certificate from the Company directing it to do so.

Section 2.06.  Replacement Notes. In the event any Note is mutilated, destroyed, lost or stolen, a replacement Note shall be issued in exchange for any such Note in accordance with Section 3.06.

Section 2.07.  Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid, redeemed, exchanged or converted pursuant to the terms hereof and those described in this Section 2.07 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note; provided, however, that in determining whether the Holders of the requisite Principal Amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Notes owned by the Company or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.

ARTICLE III

The Notes

Section 3.01.  Title and Terms. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $5,600,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06 or 9.06, provided that the Company may within ninety (90) days of the date hereof issue additional Notes to the Initial Purchasers (which may be issued on a non pro rata basis provided that such Notes are first offered on a pro rata basis to all such Initial Purchasers for a minimum period of five (5) Business Days) in an aggregate face amount of up to $5,600,000 (for an aggregate consideration of up to $5,000,000) pursuant to a supplemental indenture to be entered into without the consent of the Holders pursuant to Section 9.01(l) if and only if the Company has, prior to such issuance issued Common Stock or preferred stock for an aggregate consideration that is at least equal to 100% of the amount of capital raised by the Company through the issuance of such additional Notes. Other than as set forth in the preceding sentence, the Company shall not issue any Notes under this Indenture.

The Notes shall be known and designated as the “Senior Secured Convertible Notes Due 2009” of the Company. The Principal Amount shall be payable at the Stated Maturity, or at the election of the Holder, on a Redemption Date or Fundamental Change Settlement Date.

The Principal Amount and accrued interest and Liquidated Damages, if any, on the Notes shall be payable at the office or agency of the Paying Agent in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer pursuant to instructions provided in the Exchange Agreement or from time to time by the relevant Holder or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

The Notes shall not have the benefit of a sinking fund.

The Notes shall be superior in right of payment and shall rank superior to all indebtedness of the Company, provided that, the terms of the subordination of Trident Loan to the Notes shall be as set forth in the Subordination Agreement.

Section 3.02.  Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of any integral multiple of $500.00.

Section 3.03.  Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its CEO, Chief Financial Officer or President or one of its Vice Presidents.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04.  Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.05.  Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Note Registrar” (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.09).

At the option of the Holder and subject to the other provisions of this Section 3.05 and to Section 3.09, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

Except as provided in the following sentence and in Section 3.09, all Notes originally issued hereunder and all Notes issued upon registration of transfer or exchange or replacement thereof shall be Restricted Notes and shall bear the legend required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Note Registrar, if other than the Trustee) a Company Order stating that the Note is not a Restricted Note and may be issued without such legend thereon. Notes which are issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Notes shall not be Restricted Notes and shall not bear such legend.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 not involving any transfer.

The Company shall not be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except, where such Fundamental Change Repurchase Notice provides that such Note is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased. Nor shall the Company be required to issue, register or the transfer of, or exchange any Notes during a period of ten (10) days before a Redemption Date.

(b)  Beneficial ownership of every Restricted Note shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Note pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.05(b) or Section 3.09. The Holder of each Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.05 and by Sections 2.02, 2.05 and 3.09 upon the transferability of any particular Restricted Note shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Note has been sold pursuant to an effective Shelf Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Note as to which the Company has delivered to the Trustee an Officers’ Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note for exchange to the Note Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Note, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any Shelf Registration Statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Shelf Registration Statement.

As used in the preceding two paragraphs, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Note.

(c)  Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or in respect of any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

Section 3.06.  Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies in respect of the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.  Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.08.  [Reserved].

Section 3.09.  Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article XIII) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

(a)  Transfers to QIBs. In the event of any proposed transfer of a Note constituting a Restricted Note to a QIB, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account in respect of which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b)  Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the legends required by Sections 2.02 and 2.05, the Note Registrar shall deliver Notes that do not bear such legends. Upon the registration of transfer, exchange or replacement of Notes bearing the legends required by Sections 2.02 and 2.05, the Note Registrar shall deliver only Notes that bear such legends unless there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c)  General. By its acceptance of any Note bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legends and agrees that it will transfer such Note only as provided in this Indenture.

The Note Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law in respect of any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

Satisfaction and Discharge

Section 4.01.  Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, upon receipt of a Company Order and at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)  either

(i)  all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes the payment for which money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)  all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable at the Stated Maturity or as a result of a Fundamental Change Repurchase or Event of Default Redemption and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Notes not theretofore delivered to the Trustee for cancellation;

(b)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.  Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest, Liquidated Damages or other Obligations, if any, the payment for which such money has been deposited with the Trustee.

Section 4.03.  Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount in respect of the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money must look to the Company for payment as general unsecured creditors, unless an applicable abandoned property law designates another Person, and the Trustee and the Paying Agent shall have no further liability to the Holders of the Notes in respect of such money or securities for that period commencing after the return thereof.

ARTICLE V

Remedies

Section 5.01.  Events of Default. “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  the failure of the applicable Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the Commission on or before the Effectiveness Date (as defined in the Registration Rights Agreement) or, while the applicable Shelf Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Shelf Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any Holder for sale of all of such Holder’s Transfer Restricted Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during a Valid Suspension Period (as defined in the Registration Rights Agreement)); or

(b)  the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of this Indenture; or

(c)  the failure for ten (10) consecutive Trading Days of a Holder’s Authorized Share Allocation to equal or exceed the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of all of such Holder’s Notes (without regard to any limitations on conversion set forth in Section 13.02(i) or otherwise); or

(d)  default in the payment of interest or Liquidated Damages, if any, on any Notes when due and payable and such default continues for a period of three days; or

(e)  default in the payment of the Principal Amount, the Redemption Amount, the Fundamental Change Repurchase Price and/or any applicable Make-Whole Premium on any Note when it becomes due and payable; or

(f)  breach of the requirements of paragraph (a) of Section 10.17; or

(g)  violation of the provisions of Section 10.19; or

(h)  default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Notes (other than a default specified in clauses (a) through (g) above), and such default continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate Principal Amount of the Outstanding Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(i)  (i) default by the Company or any Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $3 million in the aggregate of the Company and any Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Subsidiary), whether such debt now exists or shall hereafter be created, or (ii) any other default by the Company or any Subsidiary in respect of such debt resulting in such debt becoming or being declared due and payable prior to its stated maturity; provided that if any time before a judgment or decree has been obtained by the Trustee as hereinafter provided, such default is remedied or cured by the Company, or is waived by the holders of such indebtedness, such default under this clause (g) shall be deemed to have been remedied, cured or waived, as the case may be; or

(j)  the failure by the Company to give the Fundamental Change Company Notice; or

(k)  one or more final unsatisfied judgments not covered by insurance aggregating in excess of $1 million, at any one time, are rendered against the Company or any Subsidiary and not stayed, bonded or discharged within 60 days; or

(l)  for as long as any Notes remain Outstanding, the Letter of Credit shall at any time cease to be outstanding in a Stated Amount at least equal to the amount of interest remaining to be paid through the Stated Maturity of the Notes; or

(m)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(n)  the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; or

(o)  any representation or warranty made by the Company in any Transaction Document shall have been incorrect in a material way when made; or

(p)  the Company breaches any covenant or other term or condition of any Transaction Document (other than covenants, terms or conditions, the breach of which constitutes an “Event of Default” under any other subsection of this Section 5.01), except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) consecutive days.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in clauses (m) and (n) of Section 5.01) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 30% in aggregate Principal Amount of the Outstanding Notes may declare the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (m) or (n) of Section 5.01, the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, on all Outstanding Notes will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

(b)  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Majority Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction and:

(i)  the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)  any overdue interest to the extent not theretofore paid by the L/C Bank,

(B)  the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, the Redemption Amount or the Fundamental Change Repurchase Price, as applicable, on any Notes which have become due otherwise than by such declaration of acceleration, and

(C)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07; and

(ii)  all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a default is made in the payment of the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, at the Maturity thereof or in the payment of the Redemption Amount or the Fundamental Change Repurchase Price in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest and Liquidated Damages, if any, on the Outstanding Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 5.04.  Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Trustee shall be entitled to participate as a member of any official committee of creditors of the Company as it deems necessary or advisable.

Section 5.05.  Application of Money Collected. Any money collected by the Trustee pursuant to this Article (including pursuant to a drawing under the Letter of Credit) shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the Principal Amount, the Redemption Amount, the Fundamental Change Repurchase Price, including Make-Whole Premium, if any, or interest, Liquidated Damages, if any, and any other Obligations, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: The balance, if any, to the Company.

The Trustee shall mail to each Holder and the Company, at least 15 days before any record date set by the Trustee for any payments, a notice that states such record date, the payment date, and the amount to be paid.

Section 5.06.  Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, in respect of this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in clause (m) or (n) of Section 5.01), unless:

(a)  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)  the Holders of not less than 30% in aggregate Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)  the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding;

(d)  no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders; and

(e)  it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.07.  Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, the Redemption Amount, the Fundamental Change Repurchase Price, including Make-Whole Premium, if any, or interest and Liquidated Damages, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date or Fundamental Change Settlement Date, as applicable, and to convert the Notes in accordance with Article XIII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 5.08.  Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.09.  Rights and Remedies Cumulative. Except as otherwise provided in respect of the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10.  Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.11.  Control by Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)  such direction shall not be in conflict with any rule of law or with this Indenture, except as provided herein;

(b)  the Trustee may take any other action deemed proper by the Trustee, as applicable which is not inconsistent with such direction; and

(c)  the Trustee may refuse to follow any direction that may involve the Trustee, as applicable in personal liability for which the Trustee, as applicable would not otherwise be entitled to indemnification pursuant to the terms of this Indenture.

This Section 5.11 shall be in lieu of Section 316(a)1(A) of the Trust Indenture Act and such Section 316(a)1(A) is hereby expressly excluded from this Indenture.

Section 5.12.  Waiver of Past Defaults. The Majority Holders may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

(a)  Described in clause (m) or (n) of Section 5.01; or

(b)  in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

This Section 5.12 shall be in lieu of Section 316(a)1(B) of the Trust Indenture Act and such Section 316(a)1(B) is hereby expressly excluded from this Indenture.

Section 5.13.  Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees, and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate Principal Amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount or interest or Liquidated Damages on any Note on or after Maturity of such Note, the Redemption Amount or the Fundamental Change Repurchase Price. This Section 5.13 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded form this Indenture, as permitted by the Trust Indenture Act.

Section 5.14.  Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

Section 6.01.  Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default in respect of the Notes has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not, in its role as Trustee, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02.  Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder actually known by a Responsible Officer of the Trustee within ten days after the occurrence thereof. The Trustee shall give the Holders notice if the Company shall ever fail to provide the certification required by Section 10.17(c), or if such certification ever indicates non-compliance with any of the requirements of Section 10.17(a) or (b). The preceding sentences of this Section 6.02 shall be in lieu of the provision to Section 315(b) of the Trust Indenture Act and such proviso is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 6.03.  Certain Rights of Trustee. Subject to the provisions of Section 6.01 and the Trust Indenture Act:

(a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate;

(d)  the Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any Counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)  the Trustee shall not be charged with knowledge of any Default or Event of Default in respect of the Notes unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been received by the Trustee from the Company or any other obligor on such Notes or by any Holder of such Notes;

(i)  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j)  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

(k)  the Trustee may request, and the Company shall, deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)  the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein; and

(m)  in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.04.  Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05.  May Hold Notes. The Trustee, any Paying Agent (other than the Company), any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.06.  Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07.  Compensation and Reimbursement. The Company agrees:

(a)  to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)  to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(c)  to indemnify the Trustee and its agents, officers, directors and employees and any predecessor Trustee for, and to hold them harmless against, any loss, liability, damage, claim or expense including taxes (including attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(d)  The obligations of the Company under this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the Company’s payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, and the money or property held in trust to pay principal, interest and Liquidated Damages, if any, on the Notes. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in clause (m) or (n) of Section 5.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Title 11 of the U.S. Code or any other similar foreign, federal or state law for the relief of debtors.

Section 6.08.  Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09.  Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.  Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)  The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by Act of the Majority Holders, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee in respect of the Notes.

(d)  If at any time:

(i)  the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii)  the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder, or

(iii)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

(iv)  a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 5.13, any Holder who has been a bona fide Holder of a Note for at least six months (including for purposes of calculating such six-month period, the period such Holder held Nonconvertible Notes prior to the date hereof) may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Majority Holders delivered to the Company and the retiring Trustee and approved by the Issuer (such approval not to be unreasonably withheld), the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11.  Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Notwithstanding the resignation or removal of the Trustee, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring trustee in respect of expenses and liabilities incurred by it prior to such resignation or removal.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided that such Corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13.  Preferential Collection of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14.  Trustee’s Disclaimer. The Trustee shall not be accountable for any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement herein or any statement in the Notes or any other document in connection with the issuance or sale of the Notes or pursuant to this Indenture other than in its certificate of authentication.

The Trustee makes no representations as to the value, condition or adequacy of the Collateral or any part thereof, or as to the title of the Company or as to the security afforded or intended to be afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity, attachment, perfection, priority or enforceability of the Liens in any of the Collateral created or intended to be created by this Indenture or any Transaction Document. The Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration of any thereof) at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of this Indenture or any Transaction Documents or for any other purpose, and shall have no responsibility for insuring the Collateral or for paying any taxes, charges or assessments on or relating to the Collateral or for otherwise maintaining the Collateral, including, but not limited to, compliance with Environmental Laws, the investigation or remediation of Hazardous Materials, or any other environmental matter affecting the Company or the Collateral or any part thereof.

The Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.

Except as required in connection with fulfilling its obligations pursuant to Sections 6.02 and Section 7.03, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Transaction Document by the Company or any other Person that is a party thereto or bound thereby.

Section 6.15.  Co-Trustee, Co-Collateral Agent and Separate Trustees, Collateral Agent. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of the Trustee or the Collateral Agent or the Majority Holders, the Company shall for such purpose join with the Trustee or the Collateral Agent in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee or the Collateral Agent and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee or the Collateral Agent, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustee or collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. As of the Issue Date, the Company hereby appoints The Bank of New York as initial Collateral Agent and The Bank of New York hereby accepts such appointment and agrees to serve in such capacity. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee, co-collateral agent, separate trustee or separate collateral agent so appointed to more fully confirm to such co-trustee, co-collateral agent, separate trustee or separate collateral agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee, co-collateral agent, separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a)  the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b)  the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee or the Collateral Agent in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-collateral agent or separate collateral agent, jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee or co-collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee or co-collateral agent or separate collateral agent;

(c)  the Company and the Trustee or the Collateral Agent, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee or co-collateral agent or separate collateral agent, and in that case, by an instrument in writing executed with the Trustee or Collateral Agent jointly, may appoint a successor to such separate trustee or co-trustee or co-collateral agent or separate collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Company shall not have joined in the execution of any instrument within ten (10) days after the receipt of a written request from the Trustee or Collateral Agent so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee, co-trustee, co-collateral agent or separate collateral agent and to appoint a successor without the concurrence of the Company, the Company hereby irrevocably appointing each of the Trustee and the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies;

(d)  neither the Trustee nor any co-trustee, co-collateral agent, or separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of any other trustee or collateral agent hereunder; and

(e)  any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee and any Act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

Section 6.16.  Trustee as Collateral Agent. Sections 6.03, 6.05, 6.06, 6.07, 6.10, 6.11, 6.12 and 6.18 shall extend to and include the Trustee in it role as Collateral Agent mutatis mutandis.

Section 6.17.  [Reserved].

Section 6.18.  No Liability for Clean-up of Hazardous Materials. In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee’s sole discretion may cause the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right, instead of taking such action, to either resign as the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Trustee shall not be liable to any Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for any real property to be possessed, owned, operated or managed by any Person (including the Trustee) other than the Company, the Majority Holders shall direct the Trustee to appoint an appropriately qualified Person (excluding the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the applicable asset.

ARTICLE VII

Holders’ Lists and Reports by Trustee

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a)  quarterly, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(b)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 7.02.  Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)  The rights of Holders to communicate with other Holders in respect of their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03.  Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than March 31 in each calendar year, commencing in March, 2007. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

(b)  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed if requested by the Company on any stock exchange or of any delisting thereof.

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.  Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(a)  either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Surviving Entity”), and the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)  the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VIII and Article IX, respectively.

Section 8.02.  Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE IX

Supplemental Indentures

Section 9.01.  Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(b)  to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(c)  to provide for a successor Trustee in respect of the Notes; or

(d)  to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions in respect of matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect; or

(e)  to add any additional Events of Default for the benefit of the Holders; or

(f)  to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; or

(g)  to decrease the Conversion Price of the Notes; provided, however, that such decrease shall be in accordance with the terms of this Indenture and shall not adversely affect the interests of the Holders; or

(h)  to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Notes; provided that such change or modification does not adversely affect the interests of the Holders; or

(i)  to make any change or modification necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders; or

(j)  to allow any Subsidiary or any other Person to guarantee the Notes; or

(k)  if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture, the Security Agreement or any other Security Document; or

(l)  to, within 90 days of the date hereof, issue additional Notes to the Initial Purchasers (which may be issued on a non pro rata basis, provided that such Notes are first offered on a pro rata basis to all such Initial Purchasers for a minimum period of five (5) Business Days) in an aggregate face amount of up to $5,600,000 (for an aggregate consideration of up to $5,000,000) if and only if the Company has, prior to such issuance, issued Common Stock or preferred stock for an aggregate price at least equal to 100% of the amount of capital raised by the Company through the issuance of such additional Notes and, provided that a letter of credit upon terms substantially identical to those of the Letter of Credit be obtained in respect of the interest thereon; or

(m)  to add or modify any other provision herein in respect of matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders in any material respect; it being understood that in order to determine whether a proposed supplemental indenture has such an adverse effect, the Trustee may request the Company to deliver an Officer’s Certificate upon which the Trustee may conclusively rely.

Section 9.02.  Supplemental Indentures With Consent of Holders. With the consent of the Majority Holders, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)  reduce the rate of or extend the time for payment of interest, if any, on the Note; or

(b)  reduce the Principal Amount of, or extend the Stated Maturity of, any Note; or

(c)  make any change that impairs or adversely affects the conversion rights of any Notes; or

(d)  reduce the Redemption Amount, the Fundamental Change Repurchase Price of any Note, or the Make-Whole Premium or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(e)  modify the provisions in respect of the right of Holders to cause the Company to redeem Notes on the Redemption Date or to repurchase Notes upon a Fundamental Change in a manner adverse to Holders; or

(f)  make any interest or principal on a Note payable in money other than that stated in the Note or other than in accordance with the provisions of this Indenture; or

(g)  impair the right of any Holder to receive payment of the Principal Amount of or interest or Liquidated Damages, if any, on a Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or in respect of such Holder’s Notes; or

(h)  reduce the quorum or voting requirements under this Indenture; or

(i)  change the ranking of the Notes in a manner adverse to the Holders; or

(j)  make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(k)  reduce the percentage in Principal Amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(l)  modify any of the provisions of Section 5.12 or this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(m)  modify the provisions of the Indenture in a manner adverse to the Holders in any material respect; provided that any amendment or waiver of any covenant or representation in the Security Agreement shall only require the consent of the Majority Holders.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.  Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.  Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.  Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.07.  Amendment or Waiver Consideration. If, in connection with any supplemental indenture, the Company offers to pay to the Holders any fee or other consideration, such fee or other consideration must be offered to all Holders on a pro rata basis.

ARTICLE X

Covenants

Section 10.01.  Payments. The Company shall duly and punctually make all payments in respect of the Notes in accordance with the terms of the Notes and this Indenture.

Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the Principal Amount and interest, including Redemption Amount and Fundamental Change Repurchase Price, and Liquidated Damages, if any, on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 10.02.  Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates The Bank of New York as one such office or agency of the Company.

Section 10.03.  Money for Note Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability in respect of such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Note and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent in respect of such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Trading Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 10.03 shall be held uninvested and without any liability for interest.

Section 10.04.  Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

Section 10.05.  Existence. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.06.  Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 10.07.  Reports and Delivery of Certain Information. (a) The Company shall furnish to the Holders (or cause the Trustee to furnish to the Holders) such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, no later than the applicable filing date as set forth in the Exchange Act, whether or not Company makes the filing with the Commission. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act and shall comply with Trust Indenture Act Section 314(a), whether or not the Notes are governed by the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders (or cause the Trustee to furnish to the Holders) (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company’s certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, “Management Discussion and Analysis of Financial Condition and Results of Operations”; provided that, in each case, the delivery of materials to the Holders by electronic means shall be deemed “furnished” to the Holders for purposes of this Section 10.06; provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

(b)  Notwithstanding the foregoing, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Notes or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to such Holder or any beneficial owner of Notes or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

Section 10.08.  Resale of Certain Notes. The Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 10.09.  [Reserved].

Section 10.10.  Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders.

Section 10.11.  Liquidated Damages Under the Registration Rights Agreement. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officers’ Certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such an Officers’ Certificate or a notice from a Holder, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 10.12.  Incurrence of Indebtedness. So long as the Notes are Outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness. The Company shall not, and shall not permit any Subsidiary to, incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially similar terms. No Guarantor will incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor’s Guarantee on substantially similar terms. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 10.13.  Existence of Liens. So long as the Notes are Outstanding, the Company shall not, and the Company shall not permit any Guarantor to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company, or any Guarantor, (collectively, “Liens”) other than Permitted Liens.

Section 10.14.  Restricted Payments. The Company shall not, and the Company shall not permit any Guarantor to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Permitted Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

Section 10.15.  Restriction on Redemption and Dividends. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase, declare or pay any dividend or other distribution (whether in cash or in kind) on its Capital Stock, provided that the Company shall be permitted to pay dividends in kind on preferred stock issued pursuant to clause (b) of the definition of Excluded Securities.

Section 10.16.  Reservation of Authorized Shares.

(a)  Reservation. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each Note equal to 130% of the Conversion Rate in respect of the Conversion Amount of each such Note as of the Issue Date. So long as any Notes are Outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Outstanding Notes (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the Principal Amount of the Notes held by each Holder on the Issue Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s interests in any Notes, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining Holders of such Notes, pro rata based on the Principal Amount of the Notes then held by such Holders.

(b)  Insufficient Authorized Shares. If at any time while any of the Notes remain Outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Outstanding Notes. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

Section 10.17.  Financial Covenants.

(a)  Leverage Coverage Ratio: Convertible debt to annualized quarterly earnings before interest, taxes, depreciation and amortization not to exceed 25 to 1, beginning first fiscal quarter 2008 (September 30, 2007); not to exceed 20 to 1, beginning the first quarter 2009 (September 30, 2008). No Event of Default shall be deemed to have occurred pursuant to the provisions of this Section 10.17(a) until the required ratios have not been met for two consecutive fiscal quarters.

(b)  Business Covenant: Subscriber Targets (CPQ only): 6,000 seats by January 24, 2007 shall have been achieved, increasing by 2,000 seats per fiscal quarter thereafter, with such requirement ceasing to be effective 18 months after original issuance of the Nonconvertible Notes. Failure to achieve the required numbers of subscribers in any two consecutive fiscal quarters, shall result in a right of redemption in respect of the Notes as provided in Section 11.02.

(c)  Certification. Within 15 days of the end of each fiscal quarter, the Company shall furnish an Officers’ Certificate to the Trustee stating (i) the leverage coverage ratio achieved in the applicable quarter and (ii) the average number of CPQ subscribers during the applicable quarter. Reporting as to item (ii) above shall cease from the quarter that ends next after 18 months of the date of issuance of the Notes.

Section 10.18.  [Reserved]

Section 10.19.    Management Offerings. The Company shall not issue to members of management or directors of, or consultants to, the Company equity or securities convertible into equity of the Company except (i) to Trident Growth Fund LP upon the exercise of options to acquire up to 1,000,000 shares of common stock of the Company at an exercise price of $7.00 per share pursuant to that certain Consulting Agreement entered into between the Company and Trident Growth Fund L.P. dated as of September 1, 2006 in accordance with the terms of such agreement as in effect on the date hereof, (ii) upon the conversion of the 12% Senior Secured Convertible Debenture referred to in clause (b) of the definition of “Permitted Indebtedness” in accordance with the terms of such debenture, as such debenture is in effect on the date hereof, (iii) up to 1,766,000 shares issuable pursuant to the Company’s 2006 Stock Incentive Plan as in effect on the date hereof, and (iv) as otherwise may be approved by the Majority Holders. For the avoidance of doubt, any amendment to the vesting requirements or vesting schedules of the restricted stock awards granted to Doug Croxall, Stephen Peary, William Santo and Mark Campion under those certain Restricted Stock Awards issued to each of them in March 2006 shall not be prohibited by this Section 10.19.

ARTICLE XI

Redemptions

Section 11.01.  No Redemption by the Company. Except at the option of the Holders pursuant to Sections 11.02 and 11.05, the Notes may not be redeemed by the Company prior to Maturity.

Section 11.02.  Right of Holder to Require Redemption. Any redemption by the Company contemplated pursuant to this Section 11.02 shall be consummated by delivery to the Paying Agent of the consideration to be received by the Holder(s) on the Redemption Date. On any Trading Day after the failure by the Company to achieve the numbers of subscribers required by Section 10.17(b) in any two consecutive fiscal quarters, any Holder of Notes may elect to have such Notes redeemed, in whole or in part, by the Company and, each Holder shall have the right, in its sole discretion, to require that the Company redeem all or any part of the Principal Amount of such Holder’s Notes for the Redemption Amount by delivering a Redemption Notice to the Company. The Company shall pay the applicable Redemption Amount in cash on the Redemption Date, with such amount being attributed first to the reduction of interest (to the extent not paid pursuant to a drawing under the Letter of Credit), Liquidated Damages, if any, and other Obligations (other than Principal Amount) owing on such Note(s), and then to the repayment of the Principal Amount on such Note(s).

Section 11.03.  Deposit of Aggregate Redemption Amount. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Amount of all Notes to be redeemed on that date other than Notes or portions of Notes presented for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Notes must be surrendered to the Paying Agent for cancellation to collect payment. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article XIII. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 11.04.  Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Notes during a period of ten days before the Redemption Date or (ii) register the transfer of, or exchange any, Notes so presented for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 11.05.  Repurchase of Notes at Option of the Holder Upon Fundamental Change.

(a)  General. If prior to the Stated Maturity there shall have occurred a Fundamental Change, each Holder shall have the option to require all or a portion of its Notes to be repurchased (the “Fundamental Change Repurchase”) by the Company at the Fundamental Change Repurchase Price on the Fundamental Change Settlement Date in accordance with the following procedures. The “Fundamental Change Repurchase Price” means the Principal Amount of the Outstanding Notes to be repurchased, together with accrued and unpaid interest and Liquidated Damages, if any, and Make-Whole Premium, to, but excluding, the Fundamental Change Settlement Date.

(b)  Company Notice of Fundamental Change. Within 15 days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall deliver a written notice of Fundamental Change (the “Fundamental Change Company Notice”) by first-class mail or by overnight courier to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Noteholder and shall state:

(i)  the events causing a Fundamental Change and the date of such Fundamental Change;

(ii)  the last date of the Fundamental Change Conversion/Repurchase Period by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 11.05 or deliver a Notice of Conversion requesting conversion upon a Fundamental Change in accordance with Section 13.02;

(iii)  the Fundamental Change Settlement Date;

(iv)  the Fundamental Change Repurchase Price;

(v)  the Conversion Price applicable on the date of the Fundamental Change Company Notice;

(vi)  that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article XIII only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(vii)  that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

(viii)  that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Settlement Date and the time of surrender of such Note as described in clause (vii) above;

(ix)  the procedures the Holder must follow to exercise rights under this Section 11.05;

(x)  the conversion rights of the Notes;

(xi)  the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xii)  that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Notes covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest and Liquidated Damages, if any, will cease to accrue on and after the Fundamental Change Settlement Date;

(xiii)  that a Make-Whole Premium is required to be paid by the Company upon any conversion or redemption in connection with a Fundamental Change; and

(xiv)  whether such Make-Whole Premium shall be paid in cash, by delivery of shares of Common Stock or a combination thereof in accordance with Section 14.01(c).

The Company shall, at least three (3) Trading Days prior to delivering the Fundamental Change Company Notice, deliver an Officers’ Certificate to the Trustee specifying:

(A)  the information required by the Fundamental Change Company Notice pursuant to Section 11.05(b);

(B)  if the Company elects to pay all or a portion of the Make-Whole Premium in shares of Common Stock, that the conditions to such manner of payment set forth in Section 14.01(d) have been or will be complied with; and

(C)  whether the Company desires the Trustee to give the Fundamental Change Company Notice required by Section 11.05(b).

If the Company requests that the Trustee give (at the Company’s expense) such Fundamental Change Company Notice in the Company’s name, the Company shall, in all cases, prepare the text of such Fundamental Change Company Notice. In connection with delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper published in the English language, customarily published each Trading Day and of general circulation in The City of New York, or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

(c)  Fundamental Change Repurchase Notice. In order to exercise its rights under this Section 11.05, a Holder must deliver to the Paying Agent:

(i)  a written notice of repurchase (a “Fundamental Change Repurchase Notice”), substantially in the form of Exhibit D hereto, at any time during the Fundamental Change Conversion/Repurchase Period:

(A)  the certificate number of the Note which the Holder will deliver to be repurchased;

(B)  the portion of the Principal Amount of the Note which the Holder will deliver to be purchased, which portion must be in a Principal Amount of not less than the lesser of $1,000 or the Outstanding Principal Amount of such Note; and

(C)  that such Note shall be purchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

(ii)  the Note for cancellation prior to, on or after the Fundamental Change Settlement Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.05 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.05 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Fundamental Change Settlement Date and the time of delivery of the Note.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.05(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Trading Day prior to the Fundamental Change Settlement Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.06.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d)  Payment of Fundamental Change Repurchase Price. The Notes to be repurchased pursuant to this Section 11.05 shall be paid for (i) by the payment of the Fundamental Change Repurchase Price (excluding the Make-Whole Premium) in cash; and (ii) the payment of the Make-Whole Premium, at the option of the Company (or the Surviving Entity, as applicable), in either cash or, subject to the satisfaction of the conditions to such manner of payment set forth in Section 14.01(d), shares of Common Stock as specified by the Company in the Fundamental Change Company Notice.

(e)  Procedure Upon Repurchase. The Company shall deposit cash at the time and in the manner as provided in Section 11.09, sufficient to pay the aggregate Fundamental Change Repurchase Price (excluding the Make-Whole Premium) of all Notes to be purchased pursuant to this Section 11.05; provided that the Company shall make deposits relating to payment of the Make-Whole Premium in accordance with Section 14.02.

Section 11.06.  Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 11.05(c), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in respect of such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Settlement Date in respect of such Note (provided the conditions in Section 11.05(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 11.05(c). Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XIII on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Repurchase Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Fundamental Change Company Notice at any time prior to the close of business on the Trading Day prior to the Fundamental Change Settlement Date specifying:

(a)  the Principal Amount of the Outstanding Note in respect of which such notice of withdrawal is being submitted;

(b)  the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(c)  the Principal Amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for purchase or repurchase by the Company.

There shall be no repurchase of any Notes pursuant to Section 11.07 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price in respect of such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) in respect of which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price in respect of such Notes) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.07.  Notes Repurchased in Whole or in Part. Any Note which is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Outstanding Note so surrendered which is not repurchased.

Section 11.08.  Covenant to Comply With Securities Laws Upon Repurchase of Notes. In connection with any offer to repurchase Notes under Section 11.05 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 11.05 to be exercised in the time and in the manner specified in Section 11.05, as applicable.

Section 11.09.  Deposit of Fundamental Change Repurchase Price and Common Stock for Fundamental Change Conversion. Prior to 10:00 a.m. (local time in The City of New York) on the Trading Day preceding the Fundamental Change Settlement Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) (a) an amount of money (in immediately available funds if deposited on such Trading Day), sufficient to pay the Fundamental Change Repurchase Price and/or (b) Common Stock sufficient to satisfy any Fundamental Change Conversion as applicable, of all the Notes or portions thereof which are to be repurchased or converted, as applicable as of the Effective Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or Common Stock made pursuant to this Section 11.09.

Section 11.10.  Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon Company request any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 11.09 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Settlement Date, then as soon as practicable following the Fundamental Change Settlement Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company upon Company request.

ARTICLE XII

Interest Payments on the Notes

Section 12.01.  Interest Rate. (a) Interest on the Notes shall be payable monthly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Notes shall accrue at a rate equal to twelve percent (12%) per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the date of issuance until the Principal Amount is paid or duly made available for payment.

(b)  On each Interest Dividend Payment Date, an additional sum determined by the Company shall be payable as interest on each Note equal to the product of (i) the number of shares of Common Stock into which such Note was convertible on the Record Date for such Interest Dividend Payment Date (without regard to the Conversion Limitation) and (ii) the dividends or distributions paid or otherwise made or deemed made by the Company per share of Common Stock on such Interest Dividend Payment Date.

(c)  Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date or Interest Dividend Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be made by wire transfer in immediately available funds in accordance with the written wire transfer instructions supplied by such Holder in the Exchange Agreement or from time to time to the Trustee and Paying Agent (if different from the Trustee) at least ten (10) days prior to the applicable Interest Payment Date or Interest Dividend Payment Date.

Section 12.02.  Interest Payment Upon Redemption. On the date of any redemption pursuant to Article XI, interest accrued but unpaid thereon shall be payable on the Notes so redeemed.

Section 12.03.  Letter of Credit. (a) All payments of interest due to the Holders pursuant to clause (a) of Section 12.01, Section 12.02 and, in the case of acceleration, pursuant to Section 5.02 shall be made with funds paid by the L/C Bank pursuant to drawings by the Trustee under the Letter of Credit.

(b) The Trustee shall calculate the amount of interest due on each Interest Payment Date. No later than one Business Day prior to each Interest Payment Date, the Trustee shall submit to the L/C Bank a drawing certificate requesting the L/C Bank to make a payment to the Paying Agent of the amount of accrued interest due all Holders on such Interest Payment Date. Upon receipt of the funds paid by the L/C Bank under the Letter of Credit, the Paying Agent will pay each Holder its pro rata share of the amount received from the L/C Bank.

(c)  In the event any Holder elects to redeem all or any portion of the Outstanding Notes held by it pursuant to Section 11.02 or Section 11.05, the Company shall promptly notify the Trustee of the scheduled Redemption Date or Fundamental Change Settlement Date, as applicable. The Trustee shall calculate the amount of accrued interest payable to such Holder on such Redemption Date or Fundamental Change Settlement Date, as applicable, and no later than one Business Day prior to such Redemption Date or Fundamental Change Settlement Date, as applicable, submit to the L/C Bank a drawing certificate requesting the L/C Bank to make a payment to the Paying Agent of the amount of accrued interest due such Holder on such Redemption Date or Fundamental Change Settlement Date, as applicable. Upon receipt of the funds paid by the L/C Bank, the Paying Agent will pay such Holder the amount of interest received for its account from the L/C Bank. Each drawing certificate submitted to the L/C Bank pursuant to this paragraph (c) shall also be accompanied by an authorization from the Trustee to reduce the Stated Amount by an amount equal to the interest that would have accrued on the Note or Notes so redeemed from the Redemption Date or Fundamental Change Settlement Date, as applicable, to the Stated Maturity Date of such Note or Notes if such Note or Notes had not been redeemed on the Redemption Date or Fundamental Change Settlement Date, as applicable.

(d) If the Maturity of the Notes is accelerated prior to the Stated Maturity thereof as provided in Section 5.02, the Trustee shall be entitled to draw under the Letter of Credit for the entire Stated Amount then available for drawing thereunder. The Trustee shall hold the amounts so drawn as collateral security for the Obligations for the benefit of the Holders and shall distribute such amounts to the Holders based on the instructions of the Required Holders. Upon its receipt of the payment made by the L/C Bank pursuant to this paragraph (d), the Trustee shall promptly submit the Letter of Credit to the L/C Bank for cancellation.

ARTICLE XIII

Conversion

Section 13.01.  Conversion Privilege.

(a)  Optional Conversion. Subject to the further provisions of this Section 13.01 and Section 13.02(i), at any time after the Issue Date, a Holder of a Note may convert the Principal Amount of such Note (or any portion thereof equal to any integral multiple of $1,000) into shares of Common Stock.

(b)  Forced Conversion.

(i)  If at any time prior to the Stated Maturity, (x) the VWAP (as defined below) of the shares of Common Stock exceeds 200% of the Conversion Price as of the Issue Date ($14.00 per share) (subject to adjustment as set forth herein) for each of any fifteen (15) consecutive Trading Days and (y) the Conditions to Forced Conversion (as defined below) shall have been satisfied on each day during the period commencing on the Forced Conversion Notice Date and ending on the Forced Conversion Date (each, as defined below), the Company shall have the right, subject to the limitation in Section 13.02(i), to require each Holder of a Convertible Note to convert all or a portion of such Note, as designated in the Forced Conversion Notice (as defined below) into Common Stock at the Conversion Price as of the Forced Conversion Date (as defined below) (a “Forced Conversion”). The Company may exercise its right to require conversion under this Section 13.01(b)(i) by delivering on the Trading Day following the end of the 15 consecutive Trading Days referred to in clause (x) above, a written notice thereof to the Convertible Holders and the Trustee (the “Forced Conversion Notice” and the date the Trustee received such notice is referred to as the “Forced Conversion Notice Date”). The Forced Conversion Notice shall be irrevocable. The Company shall make a public announcement in respect of the Forced Conversion Notice on the Forced Conversion Notice Date. The Forced Conversion Notice shall state (A) the Trading Day selected for the Forced Conversion, which Trading Day shall be at least twenty (20) Trading Days but not more than forty (40) Trading Days following the Forced Conversion Notice Date (the “Forced Conversion Date”), and (B) the Principal Amount of the Outstanding Notes for which such Forced Conversion shall be applicable. Upon a Forced Conversion, each Holder shall be deemed to have delivered a Notice of Conversion pursuant to Section 13.02 on the Forced Conversion Notice Date.

(ii)  If the Company elects to cause a Forced Conversion of any portion of any Note pursuant to Section 13.01(b)(i), then it must simultaneously take the same action in the same proportion in respect of each other Notes issued under this Indenture. If the Company has elected a Forced Conversion, the mechanics of Conversion set forth in Section 13.02 shall apply, to the extent applicable, as if the Company had received from the Holder on the Forced Conversion Notice Date a Notice of Conversion.

(iii)  For purposes of this Section 13.01, the following definitions shall apply:

(A)  “Conditions to Forced Conversion” means that each of the following conditions have been met: (i) on each day during the period beginning three (3) months prior to the applicable date of determination (such period, the “Measuring Period”), either (x) a Shelf Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Transfer Restricted Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Note shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one (1) day and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (iv) the Company shall have no knowledge of any fact that would cause any one of the following: (x) a Shelf Registration Statement required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Transfer Restricted Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion of the Notes not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (v) the Company has a minimum average daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the Measuring Period of $400,000; (vi) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 13.02(i) and the rules or regulations of the Principal Market; (vii) the Company shall not have failed to make any payment on any Obligation within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (viii) the Company shall not have effected during the thirty (30) consecutive day period prior to the Forced Conversion Date, Forced Conversions into shares of Common Stock (together with any shares of Common Stock to be issued upon the Forced Conversion Date) in excess of 50% of the aggregate value of the shares of Common Stock traded during the ten (10) consecutive Trading Days prior to the Forced Conversion Notice Date as reported on Bloomberg; and (ix) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(B)  “VWAP” means, for any date, the price determined by the Company by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Eligible Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on an Eligible Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company.

(c)  Conversion Period. Notwithstanding the foregoing, if such Convertible Note is presented for repurchase pursuant to Section 11.05, such conversion right shall terminate at the close of business on the last day of the Fundamental Change Conversion/Repurchase Period for such Note (unless the Company shall default on payment when due, in which case the conversion right shall extend to the close of business on the date such default is cured and such Note is repurchased).

(d)  Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 13.01 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)  “Conversion Amount” means the sum of (A) the portion of the Principal Amount to be converted, redeemed or otherwise in respect of which this determination is being made and (B) accrued and unpaid interest and Liquidated Damages, if any, in respect of such Principal Amount.

(ii)  “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $7.00, subject to adjustment as provided in Section 13.06.

(e)  Notes Converted in Whole or in Part. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(f)  Rights of Holders. Unless otherwise provided herein, a Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article XIII.

Section 13.02.  Conversion Procedure.

(a)  To convert a Note (or any portion thereof) into shares of Common Stock on any date (the “Conversion Date”), a Holder must (i) complete and manually sign the conversion notice on the back of the Note (or a facsimile of the conversion notice) specifying the Principal Amount of such Note such Holder seeks to convert and deliver such notice and deliver such documentation (a “Notice of Conversion”) to a Conversion Agent, (ii) surrender the Note to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (iv) pay any transfer or similar tax, if required.

(b)  The Company will, as soon as practicable after the Conversion Date, but in no event later than two (2) Trading Days following the delivery of a Notice of Conversion (the “Share Delivery Date”) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion in full of a Note, such Person shall no longer be a Holder of such Note. Except as otherwise provided in Section 13.06, no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Note.

All Notes or portions thereof surrendered for conversion during the period from the close of business on the Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the Principal Amount being converted.

(c)  Company’s Failure to Timely Convert. If within three (3) Trading Days after the delivery by such Holder of a Notice of Conversion the Company shall, or at the Company’s request the Conversion Agent shall, fail to issue and deliver a certificate or certificates to such Holder, or such Holder’s nominee or nominees (a “Conversion Failure”), for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Notes, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after such Holder’s request and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price in respect of shares of Common Stock on the Conversion Date. Unless the cause of such Conversion Failure is entirely out of the control of the Company, during a Conversion Failure, additional interest shall accrue on the Notes subject to the applicable Notice of Conversion at a rate of 1.5% per day (such amount, the “Conversion Failure Liquidated Damages”). In the case of a Conversion Failure, each Holder as to which such Conversion Failure has occurred may, at its election, withdraw its Conversion Notice in whole but not in part, provided in such case that each Holder making such election shall, in respect of the Notes subject to such Conversion Notice, not be entitled to receive either the Buy-In Price or the Conversion Failure Liquidated Damages.

(d)  If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Notes converted.

(e)  The conversion by the Holder following its receipt of the Fundamental Change Company Notice during the Fundamental Change Conversion/Repurchase Period shall be a “Fundamental Change Conversion.” In connection with a Fundamental Change Conversion, the Holder shall be entitled to receive a Make-Whole Premium in accordance with Article XIV.

(f)  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, as soon as practicable but in no event later than three (3) Trading Days after receipt of such Note, a new Note equal in Principal Amount to the unconverted portion of the Note surrendered.

(g)  If the last day on which Note may be converted is not a Trading Day in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding Trading Day.

(h)  Holders that have already delivered a Fundamental Change Repurchase Notice in respect of a Note may not surrender such Note for conversion until the Fundamental Change Repurchase Notice has been withdrawn in accordance with the procedures set forth in Section 11.06.

(i)  The Company shall not effect any conversion of a Note, including, without limitation a Forced Conversion pursuant to Section 13.01(b), and no Holder shall have the right to convert any portion of such Note, to the extent that after giving effect to such conversion (including any Make-Whole Premium), the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Note in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 13.02(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder of Notes.

Section 13.03.  No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable in respect of the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

Section 13.04.  Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 13.05.  Company to Provide Stock. (a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Outstanding Notes into shares of Common Stock (including after taking into account any adjustments to the Conversion Price pursuant to Section 13.06).

(b)  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(c)  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted. Unless registered, any shares of Common Stock issued upon conversion of a Note hereunder which at the time of conversion was a Transfer Restricted Note shall be a restricted security.

Section 13.06.  Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a)  Adjustment upon Issuance of Shares of Common Stock. If and whenever on or after the Issue Date the Company issues or sells, or in accordance with this Section 13.06 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 13.06(a), the following shall be applicable:

(i)  Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 13.06(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 13.06(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company in respect of one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of Conversion Price has been or is to be made pursuant to other provisions of this Section 13.06(a), no further adjustment of the Conversion shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 13.06(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of original issuance of the Notes are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 13.06(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)  Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Majority Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Majority Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)  Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)  If the Company at any time on or after the Issue Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issue Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 13.06(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the original issuance of the Notes, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date.

(d)  In case the Company or any of its Subsidiaries shall purchase any shares of the Company’s Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

(1)  the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the then Current Market Price per share of the Common Stock; and

(2)  the denominator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with clause (e) of Section 13.06).

For purposes of this clause (d) of Section 13.06, the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this clause (d) of Section 13.06 to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 13.06(d). For purposes of this clause (d) of Section 13.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(e)  If any event occurs of the type contemplated by the provisions of this Section 13.06 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 13.06(e) will increase the Conversion Price as otherwise determined pursuant to this Section 13.06.

Section 13.07.  No Adjustment. (a) No adjustment need be made for issuances of Excluded Securities.

(b)  To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

(c)  No adjustment in the Conversion Price shall be made pursuant to Section 13.06 if the Holders may participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 13.06.

(d)  Other than as described above in Section 13.06, no adjustment to the Conversion Price shall be required for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

Section 13.08.  Notice of Conversion Price Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 13.09.  Notice of Certain Transactions. In the event that:

(a)  the Company takes any action which would require an adjustment in the Conversion Price;

(b)  the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c)  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least twenty (20) days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 13.09.

Section 13.10.  Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 13.06); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then Outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article XIII. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.10 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 13.10, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders upon the conversion of their Notes after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 13.11.  Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article XIII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article XIII.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.10.

Section 13.12.  Voluntary Decrease. The Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the decrease is irrevocable during the period if the Board of Directors determines that such decrease would be in the best interest of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Company provides fifteen (15) days’ prior notice of any increase in the Conversion Price.

Section 13.13.  Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article XIII shall be conclusive if made in good faith and in accordance with the provisions of this Article XIII, absent manifest error, and set forth in a resolution of the Board of Directors.

ARTICLE XIV

Make-Whole Premium

Section 14.01.  Make-Whole Premium. (a) If a Fundamental Change occurs, Holders shall receive from the Company the Make-Whole Premium in connection with a Fundamental Change Conversion or a Fundamental Change Repurchase.

(b)  The Make-Whole Premium shall be determined as follows:

(i)  “Effective Date” means the date that the applicable Fundamental Change becomes effective.

(ii)  “Stock Price” means the price paid per share of Common Stock in the transaction constituting the applicable Fundamental Change, determined as follows:

(x) if holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; or

(y) in all other circumstances, the Stock Price shall be the arithmetic average of the Closing Prices Per Share of the Common Stock on the five (5) Trading Days ending on the Trading Day immediately prior to, but not including, the Effective Date.

(iii)  “Make-Whole Premium” means a number of additional shares of Common Stock to be received upon conversion or redemption per $1,000 original principal amount of Notes equal to the number of shares determined in accordance with the following formula: the greater of (A) (I) the product of (x) the Conversion Amount (for the entire Principal Amount) and (y) the applicable Multiplier (as hereinafter defined), divided by (II) the Stock Price; and (B)(I) the difference between (x) the product of the Stock Price and the Conversion Rate and (y) the Conversion Amount (for the entire Principal Amount), divided by (II) the Stock Price. “Multiplier” means (1) for the first twelve (12) months after the date hereof, 0.2 and (2) from the first anniversary of the date hereof to the Stated Maturity, 0.1.

(c)  Subject to Section 14.01(d), the Company may pay the Make-Whole Premium in shares of Common Stock (other than cash paid in lieu of fractional shares), in cash, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change or in any combination of the foregoing. The Fundamental Change Company Notice delivered pursuant to Section 11.05(b) in connection with the Fundamental Change shall state the percentage of any Make-Whole Premium, stated in total principal amount as if all Notes then Outstanding shall be converted or redeemed during the Fundamental Change Conversion/Repurchase Period, that will be paid in shares of Common Stock (which indication shall be irrevocable). If holders of Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all shares of Common Stock participating in the distribution. Unless the Company gives notice to the contrary, the Make-Whole Premium shall be paid in shares of Common Stock (or, if applicable, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change). The amount of cash to be received shall equal the product of (i) the portion of the Make-Whole Premium to be paid in cash expressed as a number of shares of Common Stock and (ii) the Stock Price.

The Company may from time to time appoint a calculation agent in respect of the calculation of the Make-Whole Premium (the “Calculation Agent”). The Calculation Agent shall, on behalf and upon request by the Company or the Trustee, calculate (A) the Stock Price and (B) the Make Whole Premium in respect of such Stock Price based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within five (5) Trading Days of the request by the Company or the Trustee. The Company, or at the Company’s request and expense, the Trustee in the name of the Company, (X) shall notify the Holders of the Stock Price and the estimated Make-Whole Premium per $1,000 original principal amount of Notes in respect of a Fundamental Change as part of the Fundamental Change Company Notice delivered in connection with a Fundamental Change in accordance with Section 11.05(b) or otherwise in accordance with the notice provisions of the Indenture and (Y) shall notify the Holders promptly upon the opening of business on the Effective Date of the number of additional shares (or, at the option of the Company, cash or other securities, assets or property into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be delivered in respect of the Make-Whole Premium, if any, payable in connection with conversions or redemptions upon such Fundamental Change.

(d)  Provided that the Company has timely given a Fundamental Change Company Notice containing all the information required under Section 11.07(b), the Company may elect to pay all or any portion of the Make-Whole Premium in shares of Common Stock if and only if the following conditions shall have been satisfied (or waived by the applicable Holder):

(i)  from and after the delivery of the Fundamental Change Company Notice relating to the Make-Whole Premium through the payment of the Make-Whole Premium, (1) the shares of Common Stock to be issued in connection with the Make-Whole Premium are (x) either registered, approved and/or qualified, as applicable, or exempt from any such registration, approval and qualification, as applicable, under applicable federal and state securities law such that such shares of Common Stock shall be upon issue validly issued and delivered in accordance with applicable federal and state securities laws and not subject to any transfer restrictions under the Securities Act or other securities laws and (y) listed or approved for listing on The New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market; and (2) there shall be sufficient authorized but unissued (or issued but not outstanding) shares of Common Stock to issue the shares of Common Stock in connection with the Make-Whole Premium, and such Common Stock will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights; and

(ii)  the receipt by the Trustee of an (1) Officers’ Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (2) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Conversion in respect of the Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of such Make-Whole Premium will be validly issued, fully paid and non-assessable and (3) an Officer’s Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

In the event of a Fundamental Change where the Company is not the surviving entity, for each conversion by a Holder after the Effective Date, such Holder shall receive in lieu of each share of Common Stock payable as part of the Make-Whole Premium the consideration received in such Fundamental Change for each share of Common Stock (provided that any securities that are issuable as part of such consideration shall meet the conditions set forth in this Section 14.01(d) as if such securities were “Common Stock” under this section).

Notwithstanding anything herein to the contrary, if the surviving entity after a Fundamental Change is not listed on an Eligible Market, each Holder shall receive, in lieu of shares of Common Stock or other consideration such Holder is entitled to receive hereunder in a Fundamental Change, the cash fair market value of such shares of Common Stock or other consideration, as determined by an independent accountant selected by the Company and the Majority Holders.

Promptly after determination of the actual number of shares of Common Stock to be issued (or cash amount to be paid) in respect of the Make-Whole Premium, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish this information on the Company’s web site or through such other public medium as the Company may use at that time.

Section 14.02.  Payment of Make-Whole Premium. On or prior to 10:00 a.m. (New York City time) on the Effective Date, the Company will deposit with the Trustee or with one or more Paying Agents additional shares of Common Stock and/or cash sufficient to satisfy the entitlement of the Holders of Notes under Section 14.01. Payment of the entitlement pursuant to Section 14.01 to Holders of Notes surrendered for conversion or redemption during the period beginning upon receipt of the Fundamental Change Company Notice and ending ten (10) Trading Days after the Effective Date (the “Fundamental Change Conversion/Repurchase Period”) will be made promptly on the Fundamental Change Settlement Date, by delivering entitlements to securities, mailing checks in respect of cash and/or delivering other assets or property for the amount payable to the Holders of such Notes entitled thereto as they (and their addresses) shall appear in the security register. To the extent that the aggregate amount of shares of Common Stock or cash deposited by the Company pursuant to this Section exceeds the aggregate entitlement of the Holders of Notes under Section 14.01 that are converted or redeemed in respect of the Fundamental Change and are entitled to receive the Make-Whole Premium, then, promptly after the Fundamental Change Settlement Date, the Paying Agent shall return any such excess to the Company.

ARTICLE XV

Security

Section 15.01.  Security Documents.

(a)  As general and continuing collateral security for the due and punctual satisfaction of all Obligations of the Company under this Indenture, and the other Transaction Documents and the due performance by the Company of its other Obligations hereunder and thereunder, the Company has entered into Security Documents to grant Liens (subject to Permitted Liens) on the Collateral.

(b)  The Company represents, covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral pursuant to each Security Document to which the Company and/or any of its Subsidiaries are party, free and clear of all Liens (other than Permitted Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all Persons (except as to Permitted Liens), (ii) it will execute, acknowledge and deliver to the Collateral Agent such further assignments, transfers, assurances or other instruments as the Collateral Agent may reasonably require, (iii) it will do or cause to be done all such acts as may be reasonably required by the Collateral Agent, to confirm to the Collateral Agent such Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and the other Transaction Documents and (iv) it will take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company to the extent and on the terms provided herein and therein, a legal, valid and enforceable fully perfected first-priority Lien (subject to Permitted Liens) and security interest in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders. The Company further represents, covenants and agrees that if any additional Subsidiary of the Company, or of any of its Subsidiaries, is formed or acquired after the Closing Date, the Company will notify the Collateral Agent, the Trustee and the Holders thereof and (a) if such Subsidiary is not a foreign Subsidiary or a Special Purpose Acquisition Subsidiary, the Company will cause such Subsidiary to become a party to each applicable Security Document within ten (10) Trading Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Collateral Agent or the Majority Holders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of the Company or any of its Subsidiaries, the Company will cause such shares and promissory notes evidencing such Indebtedness to be pledged within ten (10) Trading Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a foreign Subsidiary shares of stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

(c)  The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Trustee, the Collateral Agent and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents, as the same may be in effect or may be amended from time to time, each in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Documents. The Company shall deliver to the Trustee (if other than the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by this Section 14.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

(d)  The Company will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which the Collateral Agent or the Majority Holders may reasonably request, or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, in each case at the expense of the Company. The Company also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(e)  If any material assets are acquired by any Subsidiary after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Company will notify the Collateral Agent and the Holders thereof, and the Company will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Collateral Agent or the Majority Holders to grant and perfect such Liens, in each case at the expense of the Company.

Section 15.02.  Recording.

(a)  The Company shall cause, at the Company’s expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required, or reasonably requested by the Collateral Agent, in order to preserve, protect and maintain the perfected first-ranking Liens (subject to Permitted Liens) created by the Security Documents on the Collateral. The Company shall pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any Governmental Authority under Applicable Law in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

(b)  The Company shall furnish to the Trustee and the Collateral Agent on the anniversary date hereof, an Officer’s Certificate, dated as of such date, either (i) certifying that such action has been taken in respect of the recording, registering, filing, re-recording and re-filing of (x) this Indenture, the Security Documents and all supplemental indentures and amendments thereto, and (y) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien created by each such Security Document and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed that are necessary to perfect such Lien, or (ii) certifying that no such action is necessary to maintain such Liens.

Section 15.03.  Possession of the Collateral.

(a)  Until the occurrence of an Event of Default, the Company may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of this Indenture, the Notes and the Security Documents.

(b)  The Collateral Agent is authorized to receive all amounts received as proceeds of any part of the Collateral and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by it and shall hold such as security for the Obligations of the Company and the Guarantors, if any, under this Indenture, the Notes and the other Transaction Documents until applied in accordance with the terms of this Indenture.

Section 15.04.  Suits to Protect the Collateral. The Collateral Agent shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect the interests of the Trustee, the Collateral Agent and the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee.

Section 15.05.  Release of Collateral.

(a)  The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents and the Security Documents shall be terminated upon payment in full (whether by conversion or payment in cash) of all Principal Amount, premium, if any, Interest and Liquidated Damages, if any, on the Notes and of all other Obligations for the payment of money due and owing to the Trustee, the Collateral Agent or the Holders under this Indenture, the Notes and the Security Documents either at the Stated Maturity or upon the satisfaction and discharge of this Indenture.

(b)  The Company shall be entitled to obtain a release of all or a portion of the Collateral, as applicable, pursuant to the terms of the Security Documents.

Section 15.06.  Permitted Releases not to Impair Collateral.

(a)  The Collateral Agent shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

(b)  The release of any Collateral from the Lien of the Security Documents or the termination of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall comply with Trust Indenture Act Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Company, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company. A Person is “independent” if such Person (a) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (b) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely conclusively upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

Section 15.07.  Sufficiency of Release; Purchaser Protected. All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XV to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

Section 15.08.  Actions by the Collateral Agent. Subject to the provisions of the Security Documents, the Collateral Agent may in its sole discretion and without the consent of the Trustee or of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the Obligations of the Company or any Guarantor under the Security Documents.

Section 15.09.  Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XV upon the Company in respect of the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XV; and if the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Collateral Agent.

Section 15.10.  Determinations Relating to Collateral. In the event (a) the Trustee or the Collateral Agent shall receive any written request from the Company under any Security Agreement for consent or approval in respect of any matter or thing relating to any Collateral or the Company’s Obligations with respect thereto or (b) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (c) the Trustee or the Collateral Agent shall become aware of any material nonperformance by the Company of any covenant or any material breach of any representation or warranty of the Company set forth in any Security Agreement or the Exchange Agreement, then, in each such event, the Trustee or the Collateral Agent shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee or the Collateral Agent, as applicable, on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee and the Collateral Agent shall be fully protected in accordance with Article VI in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.07.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

ny-686767

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

FP TECHNOLOGY, INC.

By:	/s/ Stephen Peary
Name: Stephen Peary Title: Chief Financial Officer
THE BANK OF NEW YORK, as Trustee

By:	/s/ Geovanni Barris
Name: Geovanni Barris Title: Vice President

EXHIBIT A

FORM OF FACE OF NOTE

[INCLUDE IF NOTE IS RESTRICTED -- THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF FP TECHNOLOGY, INC. THAT (A) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO FP TECHNOLOGY, INC. OR ANY SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (A)(IV) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.]

FP Technology, Inc.

(as successor to AFG Enterprises USA, Inc.)

Senior Secured Convertible Notes Due 2009

No. [ ]        U.S. $[ ]

FP Technology, Inc. (as successor by merger to AFG Enterprises USA, Inc.), a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [                         ], or registered assigns, the principal sum of [ ] United States Dollars ($ ) on January___, 2009 and to pay interest on said principal sum monthly on the last day of each calendar month commencing February 28, 2007, at the rate specified in Section 12.01 of the Indenture to Holders of record on the 15th day of the calendar month in which such interest payment is due. Interest shall accrue from the most recent date on which interest has been paid, or if no interest has theretofore been paid, from January __, 2007 until the Principal Amount is paid or duly made available for payment. Except as otherwise provided in the Indenture, the interest payable on this Note pursuant to the Indenture on the last day of each calendar month will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date, which shall be the 15th day of each calendar month (whether or not a Trading Day) in which such interest payment is due. Payment of the principal of and interest accrued on this Note shall be made by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The Issue Date of this Note is January _____, 2007.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions requiring the redemption of such part of this Note as set forth in the Indenture at the option of the Holder, after the failure by the Company to achieve the numbers of subscribers required by Section 10.17(b) of the Indenture in any two consecutive fiscal quarters, and provisions giving the Holder of the Note the right to convert this Note into Common Stock of the Company subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FP TECHNOLOGY, INC.
By:
Authorized Signatory

EXHIBIT B

FORM OF REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Company, designated as its Senior Secured Convertible Notes Due 2009 (the "Notes"), all issued or to be issued under and pursuant to an Indenture, dated as of January ___, 2007 (the "Indenture"), between the Company and The Bank of New York (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

The indebtedness evidenced by the Notes is senior secured indebtedness of the Company and ranks superior to the Company's unsecured and subordinated indebtedness.

1.
Interest Rate. Interest on the Notes shall be payable monthly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Notes shall accrue at a rate equal to twelve percent (12%) per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. On each Interest Dividend Payment Date, an additional sum shall be payable as interest on each Note equal to the product of (i) the number of shares of Common Stock into which such Note was convertible on the Record Date for such Interest Payment Dividend Date (without regard to the Conversion Limitation) and (ii) the dividends or distributions paid or otherwise made or deemed made by the Company in cash per share of Common Stock on such Interest Dividend Payment Date. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from January ___, 2007, until the Principal Amount is paid or duly made available for payment.

2.
Redemption by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to redeem the Notes upon the request of such Holder after the failure by the Company to achieve the numbers of subscribers required by Section 10.17(b) of the Indenture in any two consecutive fiscal quarters.

3.
Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Stated Maturity at the Fundamental Change Repurchase Price (which Fundamental Change Repurchase Price, excluding the Make-Whole Premium, will be paid in cash) plus any Make-Whole Premium required by the terms of the Indenture.

4.
Withdrawal of Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

5.
Payment of Redemption Price and Fundamental Change Repurchase Price. If cash sufficient to pay the Redemption Price or Fundamental Change Repurchase Price as the case may be, of all Notes or portions thereof to be redeemed or repurchased on a Redemption Date or on a Fundamental Change, as the case may be, is deposited with the Paying Agent on the Trading Day preceding the Redemption Date or the Fundamental Change Settlement Date, as the case may be, the Notes to be redeemed or repurchased will cease to be Outstanding and interest and Liquidated Damages, if any, will cease to accrue on such Notes (or portions thereof) immediately after such Redemption Date or Fundamental Change Settlement Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Repurchase Price as the case may be) upon surrender of such Note.

6.
Conversion Privilege. Subject to the terms and conditions of the Indenture, a Holder may convert at any time the Principal Amount of such Note (or any portion thereof equal to any integral multiple of $500) into shares of Common Stock. The Conversion Price in effect at any given time is subject to adjustment. A Holder may convert fewer than all of such Holder's Notes so long as the Notes converted are an integral multiple of $500 principal amount. If this Note shall be surrendered for conversion during the period from the close of business on the Record Date to the opening of business on the immediately following Interest Payment Date, the notice of such conversion shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the Principal Amount being converted.

7.
Forced Conversion. At any time prior to the Stated Maturity, at the Company's option, the Outstanding Notes may be forced to convert into Common Stock upon at least twenty Trading Days' notice to the Holders, if, during the term of such Outstanding Notes certain conditions are met, including, without limitation, that the Common Stock trades above 200% of the Conversion Price for fifteen consecutive trading days with a specified minimum aggregate volume for such period.

8.
Limitation on Conversion. Notwithstanding anything contained herein to the contrary, the Company shall not effect any conversion of any Note, and the Holder of any Note shall not have the right to convert any portion of any Note pursuant to this Section 8 that would be convertible into that number of shares of Common Stock which, when added to the number of shares of Common Stock otherwise beneficially owned by the Holder including those issuable upon the exercise of convertible securities, warrants or options held by the Holder, would exceed 4.99% of the outstanding Common Stock at the time of conversion. By written notice to the Company, the Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

[INCLUDE IF NOTE IS A RESTRICTED NOTE -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Note, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Notes, or to a prospective purchaser of any such Note designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

If an Event of Default shall occur and be continuing, the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding in respect of the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default in respect of the Notes, the Holders of not less than 30% in aggregate Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Notes a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of any conversion right.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Redemption Amount or Fundamental Change Repurchase Price of or interest and Liquidated Damages, if any, on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in denominations of any integral multiple of $500.00, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

If you want to assign this Note, fill in the form below and sign:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1) _____ to the Company or a subsidiary thereof; or

(2) _____ to a "Qualified Institutional Buyer" pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) _____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account in respect of which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE: To be executed by an executive officer.

CONVERSION NOTICE

If you want to convert this Note into Common Stock of the Company, check the box:

To convert only part of this Note, state the Principal Amount to be converted (which must be either the Outstanding Principal Amount or an integral multiple of $500):

$

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert other person's social security or tax ID no.)

(Print or type other person's name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT C

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	The Bank of New York, as Trustee
By:
Authorized Signatory

EXHIBIT D

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

, 20

Attention:

Re: FP Technology, Inc. (the “Company”)

Senior Secured Convertible Notes Due 2009

This is a Fundamental Change Repurchase Notice as defined in Section 11.05 of the Indenture dated as of January 24, 2007 (the “Indenture”) between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes:

I intend to deliver the following aggregate Principal Amount of Notes for purchase by the Company pursuant to Section 11.05 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Notes will be purchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

EXHIBIT E

Form of Guarantee

EXHIBIT F

Form of Pledge Agreement

EXHIBIT G

Form of Letter of Credit

EXHIBIT 99.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FP TECHNOLOGY, INC.

Warrant To Purchase Common Stock

Warrant No.:

Initial Number of Shares of Common Stock: _________________________

Date of Issuance: January 24, 2007 (“Issuance Date”)

FP Technology, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [___________________], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 P.M., New York City time, on January 24, 2012 (the “Expiration Date”), such number of fully paid non-assessable shares of Common Stock as are specified above (the “Warrant Shares”). This Warrant is one of the Warrants to purchase an aggregate of 1,285,714 shares of Common Stock (the “Exchange Warrants”) issued pursuant to Section 2.2(a)(iv) of that certain Master Exchange Agreement, dated as of January 24, 2007, by and among the Company and the purchasers (the “Purchasers”) referred to therein (the “Master Exchange Agreement”). Unless otherwise defined herein, capitalized terms used in this Warrant shall have the meanings set forth therefore in the Master Exchange Agreement.

1.  EXERCISE OF WARRANT.

(a)   Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares in respect of which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares in respect of which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Closing Sale Price of one (1) share of Common Stock on the date of exercise. The Company shall pay any and all taxes, including without limitation, all documentary stamp, transfer or similar taxes, or other incidental expense that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)   Exercise Price. For purposes of this Warrant, “Exercise Price” means Seven Dollars ($7.00), subject to any and all adjustment as expressly provided herein.

(c)   Company’s Failure to Timely Deliver Securities. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of Exercise Delivery Documents, the Company fails to issue and deliver a certificate for that number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(d)   Cashless Exercise.  Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares in respect of which this Warrant is then being exercised.

B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)   Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)   Beneficial Ownership; Limitations on Exercises. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Convertible Notes and the Exchange Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Exchange Warrants.

(g)   Insufficient Authorized Shares. If at any time while any of the Exchange Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Exchange Warrants at least a number of shares of Common Stock equal to 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Exchange Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Exchange Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)   Adjustment upon Issuance of Shares of Common Stock. If and whenever on or after the Issuance Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities or shares of Common Stock issued or deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i)   Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)   Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)   Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)   Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)   Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)   Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)   Adjustment upon Tender Offer. In case the Company or any of its Subsidiaries shall purchase any shares of the Company’s Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the “Tender Offer Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Tender Offer Expiration Date is hereinafter sometimes called the “Tender Offer Expiration Time”):

(i) the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Tender Offer Expiration Date by a fraction of which: (A) the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Tender Offer Expiration Time multiplied by the Current Market Price per share of the Common Stock; and (B) the denominator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Tender Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Tender Offer Expiration Time and the Current Market Price per share of Common Stock; and

(ii) the number of Warrant shares shall be adjusted so that the same shall equal the number of Warrant Shares in effect immediately prior to the closing of business on the Tender Offer Expiration Date multiplied by the reciprocal of the fraction described in the preceding paragraph (i).

For purposes of this clause (c) of Section 2, the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to Holder) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Exercise Price and number of Warrant Shares shall again be adjusted to be the Exercise Price and number of Warrant Shares which would have been in effect based upon the number of shares actually purchased. If the application of this clause (c) of Section 2 to any tender offer would result in an increase in the Exercise Price or a decrease in the number of Warrant Shares, no adjustment shall be made for such tender offer under this Section 2. For purposes of this clause (c) of Section 2, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(d)   Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.  RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)   any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date; and

(b)   the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.  PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)   Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)   Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s option and request made prior to the consummation of a Fundamental Transaction, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

5.  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Exchange Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Exchange Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Exchange Warrants then outstanding (without regard to any limitations on exercise).

6.  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.  REISSUANCE OF WARRANTS.

(a)   Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)   Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)   Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)   Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given pursuant to the notice provisions of the Master Exchange Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock, other than any grant, issuance or sale of any Excluded Securities (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any Exchange Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Exchange Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Exchange Warrants then outstanding.

10.  GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.  CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.  REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents or held at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.  TRANSFER.This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required under the Master Exchange Agreement.

15.  CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)   “Approved Stock Plan” means any equity incentive plan or arrangement which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to employees, officers, directors or consultants for services provided to the Company or any Subsidiaries thereof.

(b)   “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

(c)   “Bloomberg” means Bloomberg Financial Markets.

(d)   “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)   “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)   “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)   “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Convertible Notes and exercise of the Exchange Warrants.

(h)   “Convertible Notes” means (i) the New Notes issued pursuant to the New Indenture on the Issuance Date and (ii) up to $5,600,000 in additional Notes which may be issued in accordance with Section 9.01(l) of the New Indenture.

(i)   “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j)   “Current Market Price” means, on any date, the average of the daily Closing Sale Price per Share for the ten (10) consecutive Trading Days commencing on the record date in respect of distributions, issuances or other events requiring such computation.

(k)   “Excluded Securities” means (i) any Common Stock issued or issuable: (A) pursuant to any Approved Stock Plan; (B) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act and “equity lines”); (C) upon conversion of the Convertible Notes or exercise of any of the Exchange Warrants; (D) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate, 10% of the outstanding shares of Common Stock in any calendar year; or (E) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph; or (ii) any Common Stock or preferred stock in a maximum aggregate amount of up to $10,000,000 issued in connection with the issuance of additional Notes as contemplated by Section 3.01 of the New Indenture occurring within 90 days of the Issuance Date; provided that in order to constitute an Excluded Security for purposes of this Warrant, the per share price paid for such Common Stock or deemed to be paid for such Common Stock upon the conversion of the preferred stock in accordance with the terms thereof (with such “Deemed Price Per Share” calculated in accordance with the provisions of Section 2(a)(ii) of this Warrant) shall not be less than 80% of the Exercise Price in effect on the date of such issuance.

(l)   “Expiration Date” means the date that is sixty (60) months after the Issuance Date as set forth in introductory paragraph of this Warrant; provided that if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(m)   “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) be the subject of a purchase, tender or exchange offer by another Person that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(n)   “New Indenture” means that certain Indenture dated January 24, 2007, between the Company and The Bank of New York, as trustee (as the same may be amended from time to time).

(o)   “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(p)   “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)   “Principal Market” means the OTC Bulletin Board.

(r)   “Required Holders” means the holders of the Exchange Warrants representing at least a majority of shares of Common Stock underlying the Exchange Warrants then outstanding.

(s)   “Trading Day” means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or another national security exchange, a day on which the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or such other national security exchange is open for business, (b) if the applicable security is quoted on the American Stock Exchange, a day during which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

FP TECHNOLOGY, INC.
By: Name: Title:

la-893175

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

FP TECHNOLOGY, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of FP Technology, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

___________ a “Cash Exercise” in respect of ___________ Warrant Shares; and/or

___________ a “Cashless Exercise” in respect of ____________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise in respect of some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Corporate Stock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ____________________ from the Company and acknowledged and agreed to by Corporate Stock Transfer.

FP TECHNOLOGY, INC.

By:
Name:
Title:

EXHIBIT 99.4

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of January 24, 2007 (this "Agreement") made by FP Technology, Inc., a Delaware Corporation (the "Company"), in favor of, THE BANK OF NEW YORK, a New York banking corporation, in its capacity as collateral agent for the Holders (as defined below) (in such capacity and together with its successors in such capacity, the "Collateral Agent").

W I T N E S S E T H:

WHEREAS, the Company and The Bank of New York, as Trustee (the "Trustee") are parties to an Indenture dated as of January 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), providing, subject to the terms and conditions thereof, for the issuance by the Company of the "Notes" (as defined in the Indenture) (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the "Notes");

WHEREAS, each of the "Holders" (as defined in the Indenture) (each a "Holder" and collectively, the "Holders") has entered into a Master Exchange Agreement of even date herewith (as amended, restated or otherwise modified from time to time, the "Exchange Agreement") with the Company providing, subject to the terms and conditions thereof, for the exchange of the Nonconvertible Notes (as defined therein) for the Notes and "Warrants" (as defined therein) from the Company; and

WHEREAS, it is a condition precedent to the purchase by the Holders of the Notes under the Indenture, that the Company shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent for the benefit of the Holders of a security interest in all personal property of the Company to secure all of the Company's obligations under the Indenture and the Notes;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Trustee to enter into the Indenture and the Holders to purchase the Securities (as defined in the Exchange Agreement) pursuant to the Exchange Agreement, the Company agrees with the Collateral Agent, for the benefit of the Trustee and the Holders, as follows:

SECTION 1.  Definitions.

(a)  Reference is hereby made to the Indenture, the Exchange Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Indenture, the Exchange Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code (the "Code") as in effect from time to time in the State of New York, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b)  The following terms shall have the respective meanings provided for in the Code: "Accounts", "Cash Proceeds", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Promissory Notes", "Security", "Record", "Security Account", "Software", and "Supporting Obligations".

(c)  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"Copyright Licenses" means all licenses, contracts or other agreements, whether written or oral, naming the Company as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

"Copyrights" means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Company, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

"Event of Default" shall have the meaning set forth in the Indenture.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Intellectual Property" means the Copyrights, Trademarks and Patents.

"Licenses" means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

"Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

"Patent Licenses" means all licenses, contracts or other agreements, whether written or oral, naming the Company as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

"Patents" means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

"Permitted Liens" shall have the meaning provided to such term in the Indenture.

"Reserve Account" shall have the meaning provided to such term in the Indenture.

"Special Purpose Acquisition Subsidiary" means any Subsidiary that has been acquired by the Company, or any Subsidiary of the Company that is formed for the purpose of making an acquisition.

"Subsidiary" shall have the meaning provided to such term in the Indenture.

"Trademark Licenses" means all licenses, contracts or other agreements, whether written or oral, naming the Company as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by the Company and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

"Trademarks" means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by the Company (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of the Company relating to the distribution of products and services in connection with which any of such marks are used.

"Transaction Documents" shall have the meaning provided to such term in the Exchange Agreement.

SECTION 2.  Grant of Security Interest. As collateral security for all of the "Obligations" (as defined in Section 3 hereof), the Company hereby pledges and assigns to the Collateral Agent for the benefit of the Holders, and grants to the Collateral Agent for the benefit of the Holders a continuing security interest in, all personal property of the Company, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the "Collateral"), including, without limitation, the following:

(a)  all Accounts, except as otherwise provided for in this Agreement;

(b)  subject to Section 15.01(b) of the Indenture, all equity interests in Subsidiaries of the Company after the date hereof;

(c)  all Chattel Paper (whether tangible or electronic);

(d)  the Commercial Tort Claims specified on Schedule VI hereto;

(e)  all Deposit Accounts (including, without limitation, the Reserve Account), all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Collateral Agent or any Holder or any affiliate, representative, agent or correspondent of the Collateral Agent or Holder;

(f)  all Documents;

(g)  all Equipment;

(h)  all Fixtures;

(i)  all General Intangibles (including, without limitation, all Payment Intangibles);

(j)  all Goods;

(k)  all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(l)  all Inventory;

(m)  all Investment Property;

(n)  all Copyrights, Patents and Trademarks, and all Licenses;

(o)  all Letter-of-Credit Rights;

(p)  all Supporting Obligations;

(q)  all other tangible and intangible personal property of the Company (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Company or any other Person from time to time acting for the Company that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(r)  all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever the Company's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding the foregoing, the parties agree that the cash in the initial amount of US$1,414,736 deposited in account number 12944054 in the name of the Company with Wells Fargo Bank, NA is not part of the Collateral hereunder. Such amount serves as collateral to secure the Company’s obligation under a certain letter of credit issued by Wells Fargo Bank, NA in favor of The Bank of New York.

SECTION 3.  Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the "Obligations"):

(a)  the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Indenture, the Notes and the other Transaction Documents, and; and

(b)  the due performance and observance by the Company of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Holders under the Notes, for so long as the Notes are outstanding.

SECTION 4.  Representations and Warranties. The Company represents and warrants as follows:

(a)  Schedule I hereto sets forth (i) the exact legal name of the Company, and (ii) the organizational identification number of the Company or states that no such organizational identification number exists.

(b)  There is no pending or notice threatening any action, suit, proceeding or claim affecting the Company before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by the Company, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c)  All Federal, state and local tax returns and other reports required by applicable law to be filed by the Company have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Company or any property of the Company (including, without limitation, all federal income and social security taxes on employees' wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied ("GAAP").

(d)  All Equipment, Fixtures, Goods and Inventory of the Company now existing are, and all Equipment, Fixtures, Goods and Inventory of the Company hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that the Company will give the Collateral Agent not less than 30 days' prior written notice of any change of the location of any such Collateral, other than to locations set forth on Schedule III and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon. The Company 's chief place of business and chief executive office, the place where the Company keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Company Security and other Instrument owned by the Company and (ii) each Deposit Account, Securities Account and Commodities Account of the Company, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by the Company and the name of, and each trade name used by, each person from which the Company has acquired any substantial part of the Collateral.

(e)  The Company has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Company or any of its affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(f)  The Company owns and controls, or otherwise possesses adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all registered copyrights, issued Patents, Trademarks, and Licenses annually owned or used by the Company as of the date hereof. To the best knowledge of the Company except as otherwise disclosed on Schedule II hereto, all such Intellectual Property of the Company is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. The Company has no knowledge of any conflict with the rights of others to any Intellectual Property and, to the best knowledge of the Company, the Company is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of the Company, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by the Company. The Company has not received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(g)  The Company is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens on any Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Collateral Agent relating to this Agreement or with respect to Permitted Liens.

(h)  The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting the Company or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i)  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete.

(j)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person, is required for (i) the grant by the Company, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements, all of which financing statements, have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the Intellectual Property, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto, as applicable, in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to the Intellectual Property and Licenses.

(k)  This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Collateral Agent's having possession of all Instruments and cash (or entering into appropriate control documents) constituting Collateral from time to time, the recording of the appropriate Assignment for Security executed pursuant hereto in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the filing of the financing statements and the other filings and recordings, as applicable, described in Schedule V hereto and, with respect to the Intellectual Property hereafter existing and not covered by an appropriate Assignment for Security, the recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, of appropriate instruments of assignment, result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which the Company obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens and the recording of such instruments of assignment. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for the Collateral Agent's having possession of Instruments and cash constituting Collateral after the date hereof and the other filings and recordations described in Section 4(l) hereof.

(l)  As of the date hereof, the Company does not hold any Commercial Tort Claims nor is aware of any such pending claims, except for such claims described in Schedule VI.

SECTION 5.  Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing, after the approval of the Majority Holders as contemplated in the Indenture:

(a)  Further Assurances. The Company will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action as is necessary or otherwise as the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and each of its Records pertaining to the Collateral with a legend, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B)  delivering and pledging to the Collateral Agent hereunder each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by the Company, duly endorsed and accompanied by executed instruments of transfer or assignment, (C) executing and filing (to the extent, if any, that the Company 's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent's security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, (F) if at any time after the date hereof, the Company acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by the Company setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof, (G) upon the acquisition after the date hereof by the Company of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent; and (H) taking all actions required by any earlier versions of the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)  Location of Equipment and Inventory. The Company will keep the Equipment and Inventory at the locations specified therefor in Section 4(g) hereof or, at such other locations in the United States; provided that the Company shall provide the Collateral Agent with a new Schedule V hereto indicating each new location of the Equipment and Inventory within five (5) business days of any such change in location.

(c)  Condition of Equipment. The Company will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of the Company within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end. The Company will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $150,000 to any Equipment.

(d)  Taxes, Etc. The Company agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)  Insurance.

(i)  The Company will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. Each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and the Company as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. Each such policy shall in addition (A) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by the Company, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days' prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. The Company will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Company will also, at the request of the Collateral Agent, following a request to the Collateral Agent by the Majority Holders, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii)  Reimbursement under any liability insurance maintained by the Company pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, any proceeds of insurance maintained by the Company pursuant to this Section 5(e) shall be paid to the Collateral Agent (except as to which paragraph (iii) of this Section 5(e) is not applicable), the Company will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Company pursuant to this Section 5(e) shall be paid by the Collateral Agent to the Company as reimbursement for the costs of such repairs or replacements.

(iii)  All insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and applied as specified in Section 7(b) hereof.

(f)  Provisions Concerning the Accounts and the Licenses.

(i)  The Company will (A) give the Collateral Agent at least 30 days' prior written notice of any change in the Company's name, identity or organizational structure, (B) maintain its jurisdiction of incorporation as set forth in Section 4(b) hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof the Company did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent during normal business hours on reasonable notice to the Company, to inspect and make abstracts from such Records and Chattel Paper.

(ii)  The Company will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, the Company may (and, at the Collateral Agent's direction, will) take such action as the Company or the Collateral Agent may reasonably deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Company thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of the Company and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Company might have done. After receipt by the Company of a notice from the Collateral Agent that an Event of Default has occurred and that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce the Company 's rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by the Company in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Company and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 7(b) hereof, and (B) the Company will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which the Company either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Obligations or distributed in accordance with Section 7 hereof.

(iii)  Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than the Company, the Company will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv)  The Company will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by the Company thereto.

(v)  The Company will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. The Company will not, without the prior written consent of the Collateral Agent after the approval of the Majority Holders as contemplated in the Indenture, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g)  Transfers and Other Liens.

(i)  The Company will not sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except (A) Inventory in the ordinary course of business, and (B) worn-out or obsolete assets not necessary to the business.

(ii)  The Company will not create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h)  Intellectual Property.

(i)  If applicable, the Company shall, upon the Collateral Agent's written request, following a request to the Collateral Agent by the Majority Holders, duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A. The Company (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and the Company will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, the Company shall not have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement. The Company will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Company shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent the Company shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Company shall deem appropriate under the circumstances to protect such Intellectual Property. The Company shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, the Company shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Company may not abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Company will take such action as appropriate under the circumstances to protect such Intellectual Property.

(ii)  In no event shall the Company, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof. Upon request of the Collateral Agent, the Company shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request, following a request to the Collateral Agent by the Majority Holders, to evidence the Collateral Agent's security interest hereunder in such Intellectual Property and the General Intangibles of the Company relating thereto or represented thereby, and the Company hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full and the termination of each of the Transaction Documents.

(i)  Deposit, Commodities and Securities Accounts. Upon the Collateral Agent's written request, following a request to the Collateral Agent by the Majority Holders, the Company shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Company and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, Securities, Investment Property and other items from time to time credited to such account, without further consent of the Company, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of the Company deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, (iii) any right of set off, banker's Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, Securities, Investment Property and other items held by it. The Company shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company 's salaried employees.

(j)  Motor Vehicles.

(i)  Upon the Collateral Agent's written request, the Company shall deliver to the Collateral Agent originals of the certificates of title or ownership for all motor vehicles owned by it with a blue book value equal or in excess of $50,000, with the Collateral Agent listed as lienholder, for the benefit of the Holders.

(ii)  The Company hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of the Company title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by such the Company to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Company as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash and after all Transaction Documents have been terminated.

(iii)  Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv)  So long as no Event of Default shall have occurred and be continuing, upon the request of the Company, the Collateral Agent shall execute and deliver to the Company such instruments as the Company shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from the Company stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that the Company will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to the Collateral Agent hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k)  Control. The Company hereby agrees to take any or all action that may be necessary or desirable or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-105 - 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l)  Inspection and Reporting. The Company shall permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate, not more than twice a year in the absence of an Event of Default, upon prior notice and during regular business hours (i) to examine and make copies of and abstracts from the Company 's records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of the Company from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of the Company. The Company shall also permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate to discuss the Company 's affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

(m)  Future Subsidiaries. If the Company shall hereafter create or acquire any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, the Company shall cause such Subsidiary to become a party to this Agreement as a grantor hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Collateral Agent, as the Collateral Agent shall reasonably request with respect thereto; provided, however, that this subsection (m) shall not apply to any Subsidiary for which the Company has provided notice to the Collateral Agent at the time of the formation thereof that such Subsidiary is a Special Purpose Acquisition Subsidiary and which complies with the requirements set forth in the Indenture for Special Purpose Acquisition Subsidiaries. The Company hereby agrees that it shall not make capital contributions in excess of $[10,000] in cash or property of equivalent value (or some combination thereof) to any such Special Purpose Acquisition Subsidiary.

SECTION 6.  Additional Provisions Concerning the Collateral.

(a)  The Company hereby (i) authorizes the Collateral Agent to cause the filing of one or more Code financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Notwithstanding the foregoing, the Company shall at all times maintain perfected the Security Interest granted hereunder without further act on the part of the Collateral Agent.

(b)  The Company hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Collateral Agent's discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which is necessary and which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Company under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Holders with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Holders with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c)  For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to any provisions of the Indenture that limit the right of the Company to dispose of its property and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, the Company may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in the Company 's judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the indefeasible payment in full in cash of all of the Obligations, the Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to the Company all of the Collateral Agent's right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the second sentence of this clause (c). The Company hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent's own gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)  If the Company fails to perform any agreement contained herein, the Collateral Agent may (but is under no obligation to) itself perform, or cause performance of, such agreement or obligation, in the name of the Company or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company pursuant to Section 8 hereof and shall be secured by the Collateral.

(e)  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)  Anything herein to the contrary notwithstanding (i) the Company shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Company from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)  Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(h)  The Collateral Agent shall not be responsible for the exercise, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad fait or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(i)  Notwithstanding anything in t his Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

SECTION 7.  Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a)  The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent's name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Company to, and the Company hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by the Company where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent's rights and remedies hereunder or under law, without obligation to the Company in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. The Company agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Collateral Agent and the Holders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such the Company may have to require that all or any part of such Collateral be marshalled upon any sale (public or private) thereof. The Company hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely effect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to the Company from the Collateral Agent, the Company shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time, upon 10 days' prior notice to the Company, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)  Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Indenture. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)  In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Holders are legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in any of the applicable Transaction Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d)  The Company hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)  The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Company lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

SECTION 8.  Indemnity and Expenses.

(a)  The Company agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent, the Trustee and each of the Holders, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person's counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Person's own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)  The Company agrees, jointly and severally, to upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Company to perform or observe any of the provisions hereof.

SECTION 9.  Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Company at its address specified below and if to the Collateral Agent to it, at its address specified below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective if sent by certified mail, return receipt requested, when received.

SECTION 10.  Miscellaneous.

(a)  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Company and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Holder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or any Holder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, the Company.

(c)  All rights of the Collateral Agent hereunder, the security interest created hereby and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or this Agreement.

(d)  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on the Company and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Holders hereunder, to the benefit of the Collateral Agent and the Holders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Company, the Collateral Agent and the Holders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents to any other Person (subject to the terms of the Indenture and the other Transaction Documents) and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Holders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Holder shall mean the assignee of the Collateral Agent or such Holder. None of the rights or obligations of the Company hereunder may be assigned or otherwise transferred and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(f)  Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Company that granted such security interests hereunder, and (ii) the Collateral Agent will, upon the Company's request and at the Company's expense, (A) return to the Company such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(g)  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h)  ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(i)  THE COMPANY AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(j)  The Company irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address provided herein, such service to become effective ten (10) days after such mailing.

(k)  Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or any property of the Company in any other jurisdiction.

(l)  The Company irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m)  Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(n)  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

(o)  In connection with its appointment and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee under the Indenture. The Holders hereby authorize and direct the Collateral Agent to enter into this Agreement.

(p)  In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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ny-726410 v6

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

THE COMPANY:

FP TECHNOLOGY, INC.

By:  /s/ Stephen Peary

Name: Stephen Peary

Title: Chief Financial Officer

ACCEPTED BY:

THE BANK OF NEW YORK, as Collateral Agent

By: /s/ Geovanni Barris
Name: Geovanni Barris
Title: Vice President

Address: 101 Barclay Street, 8W
New York, NY 10286

SCHEDULE I

LEGAL NAME; ORGANIZATIONAL IDENTIFICATION NUMBER; STATE OR JURISDICTION OF ORGANIZATION

Sched. I-
ny-726410 v6

SCHEDULE II

THE COMPANY

INTELLECTUAL PROPERTY AND LICENSES

Sched. II-
ny-726410 v6

SCHEDULE III

LOCATIONS OF THE COMPANY

LOCATION Description of Location (State if Location
(i) contains Rolling Stock, other Equipment, Fixtures,
Goods or Inventory,
(ii) is chief place of business and
chief executive office, or
(iii) contains Records concerning Accounts
and originals of Chattel Paper)

Sched. III-
ny-726410 v6

SCHEDULE IV

PROMISSORY NOTES, SECURITIES, DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

THE COMPANY

Promissory Notes:

Securities and Other Instruments:

Name and Address
of Institution
Maintaining Account Account Number Type of Account

Sched. IV-
ny-726410 v6

SCHEDULE V

THE COMPANY

UCC-1 FINANCING STATEMENTS

Sched. V-
ny-726410 v6

SCHEDULE VI

THE COMPANY

COMMERCIAL TORT CLAIMS

Sched. VI-
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EXHIBIT A

ASSIGNMENT FOR SECURITY

[TRADEMARKS] [PATENTS] [COPYRIGHTS]

WHEREAS, ______________________________ (the "Assignor") [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks")] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents")] [holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the "Copyrights")];

WHEREAS, the Assignor has entered into a Security Agreement, dated as of ________________, 2006 (as amended, restated or otherwise modified from time to time the "Security Agreement"), in favor of THE BANK OF NEW YORK, as collateral agent for certain purchasers (the "Assignee");

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Holders (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "Collateral"), to secure the payment, performance and observance of the "Obligations" (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Holders a continuing security interest in the Collateral to secure the prompt payment and performance of the Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________, 20__

[THE COMPANY]

By:____________________________
Name:
Title:

Exh. A-
ny-726410 v6

STATE OF ____________
ss.:
COUNTY OF __________

On this ____ day of _______________, 20__, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the ________________ of _______________________________________, a ____________________, and that s/he executed the foregoing instrument in the firm name of _______________________________________, and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

Exh. A-
ny-726410 v6

SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications]
[Patent and Patent Applications]
[Copyright and Copyright Applications]
Owned by ______________________________

EXHIBIT 99.5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 24, 2007 by and among FP Technology, Inc., a Delaware corporation (the “Company”), and the several purchasers signatory hereto (each such purchaser is a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Master Exchange Agreement, dated as of the date hereof between the Company and each Purchaser (the “Exchange Agreement”).

The Company and each Purchaser hereby agrees as follows:

1.  Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Exchange Agreement shall have the meanings given such terms in the Exchange Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified, changed into or exchanged for.

“Convertible Notes” means (i) the New Notes, in the aggregate initial face amount of $5,600,000, issued by the Company to the Purchasers pursuant to the Exchange Agreement and the New Indenture and (ii) any notes issued pursuant to Section 9.01(l) of the New Indenture.

“Effectiveness Date” means, (i) with respect to the initial Registration Statement required to be filed hereunder, the 60th calendar day following the applicable Filing Date (the 90th calendar day if the Registration Statement is reviewed by the Commission), and (ii) with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th calendar day following the applicable Filing Date (the 90th calendar day if the Registration Statement is reviewed by the Commission); provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Agreement” means that certain Master Exchange Agreement entered into as of the date hereof among the Company and the Purchasers.

“Filing Date” means, (i) with respect to the initial Registration Statement required hereunder, the 30th calendar day following the Closing Date; and, (ii) with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 20th calendar day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) an aggregate of 1,500,000 New Shares issued to the Holders under the Master Exchange Agreement; (ii) an aggregate of 1,040,000 shares of Common Stock issuable or issued upon conversion of the Convertible Notes issued to the Holders pursuant to the Exchange Agreement; (iii) an aggregate of 1,578,571 shares of Common Stock issuable or issued upon exercise of the Warrants issued to the Purchasers under the Exchange Agreement; (iv) an aggregate of 71,429 shares of Common Stock issuable or issued upon exercise of the Warrants issued to Rodman & Renshaw, LLC under the Exchange Agreement, (v) an aggregate of 150,000 shares of Common Stock issued to Rodman & Renshaw, LLC under the Master Exchange Agreement, (vi) 130% of the number of any additional shares of Common Stock issuable or issued upon the conversion of any Convertible Notes issued by the Company in accordance with Section 9.01(l) of the New Indenture; (vii) any additional shares that may become issuable in connection with any anti-dilution provisions in the Warrants or Convertible Notes; (viii) an aggregate of 390,625 shares of Common Stock issuable or issued upon exercise of Common Stock Purchase Warrant No. 1, dated September 13, 2005 and Common Stock Purchase Warrant No. 2, dated November 15, 2005, each issued to Trident Growth Fund, L.P., as amended by that Master Amendment, dated as of March 29, 2006; and (ix) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Valid Suspension Period” shall mean a Suspension Period not exceeding twenty (20) consecutive calendar days or more than one Suspension Period not collectively exceeding in excess of an aggregate of thirty (30) calendar days during any three (3) month period or sixty (60) calendar days during any twelve (12)-month period (which need not be consecutive calendar days), in each case only caused solely for valid business reasons, as determined in good faith by the Company in its reasonable judgment (which shall not include the avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the SEC and similar events; provided that the Company promptly thereafter complies with the requirements of Section 3(d) hereof, if applicable; provided further that the first day of any such Suspension Period must be at least three (3) Trading Days after the last day of any prior Suspension Period; and provided further that the twenty, thirty and sixty-day time periods stated in this paragraph shall be increased by up to seven (7) calendar days in the case of a Suspension Period caused by a post-effective amendment to a Registration Statement that is required to be filed in order to update audited financial statements of the Company for a new fiscal year.

“Warrants” means the warrants to purchase an aggregate of 1,285,714 shares of Common Stock at an exercise price of $7.00 per share, as may be adjusted pursuant to the terms and conditions of the Warrants, issued to the Purchasers pursuant to the Master Exchange Agreement and to Rodman & Renshaw, LLC in connection with the transactions contemplated by the Master Exchange Agreement.

2.  Shelf Registration.

(a)  On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of 100% of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least an 85% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its commercially reasonable best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern time on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 a.m. Eastern time on the Trading Day after the Effectiveness Date, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification or effectiveness or failure to file a final Prospectus as aforesaid shall be deemed an Event under Section 2(b).

(b)  Subject to the other terms and conditions contained herein, if (i) a Registration Statement is not filed on or prior to its Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment or otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities (each such discontinuity a “Suspension Period”), which Suspension Period is not a Valid Suspension Period, or (vi) if the Registable Securities are not timely listed as required by Section 3(p), or if they are delisted or suspended from the market upon which they are listed on the date hereof (other than a delisting from the OTC Bulletin Board upon securing a listing of such Shares on any of The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market) and, after the listing of such Registrable Securities as required by Section 3(p), means that such Registrable Securities are delisted or suspended by any such market, (any such failure or breach being referred to as an “Event”, and for purposes of clause (i), (iv), (v) or (vi) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (iii) the date on which such ten (10) calendar day period is exceeded, being referred to as the “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty (the “Liquidated Damages”), equal to (i) one half of one percent (50 basis points) per month (x) on the principal amount of Convertible Notes constituting Registrable Securities, (y) on the Warrant Value, and (z) on the value of the New Shares (based on an assumed value of $7.00 per New Share), as applicable for the period up to and including the 30th day during which such Event has occurred and is continuing; and (ii) one percent (100 basis points) per month (x) on the principal amount of Convertible Notes constituting Registrable Securities, (y) on the Warrant Value, and (z) on the value of the New Shares (based on an assumed value of $7.00 per New Share) as applicable for the period including and subsequent to the 31st day during which such Event has occurred and is continuing, it being understood that all calculations pursuant to this clause shall be carried out to five decimal places. As used herein, “Warrant Value” means, for any Warrant, the number of Warrant Shares for which such Warrant is exercisable multiplied by the Exercise Price then applicable thereto. If the Company fails to pay any partial Liquidated Damages pursuant to this Section in full within ten (10) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The partial Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything herein or in the Exchange Agreement to the contrary, in no event shall the aggregate amount of Liquidated Damages (other than Liquidated Damages payable pursuant to Events that are within the control of the Company) exceed, in the aggregate, $500,000.00 plus 10% of the consideration paid for any Convertible Notes issued by the Company in accordance with Section 9.01(l) of the New Indenture.

(c)  Notwithstanding any other provision hereof, no Liquidated Damages shall be payable by the Company with respect to a Registration Statement that is otherwise timely filed by the Company in the event that the Commission advises the Company that it will not declare effective such Registration Statement on the basis that the Purchasers or the Company are ineligible to rely on Rule 415 under the Securities Act with respect to the proposed registration of Registrable Securities; provided, that the Company shall thereafter reasonably cooperate with the Purchasers to find alternative methods of registering for resale the Registrable Securities.

(d)  All of the Company’s obligations (including, without limitation, the obligation to pay Liquidated Damages) set forth in the preceding paragraphs which are outstanding or exist in respect of any transfer restricted Registrable Security at the time such security ceases to be a transfer restricted Registrable Security shall survive until such time as all such obligations in respect of such security shall have been satisfied in full.

(e)  Immediately upon the occurrence or the termination of an Event, the Company shall give the Holders so long as any Registrable Securities remain outstanding, notice of such commencement or termination of the obligation to pay Liquidated Damages with regard to the Registrable Securities, and the amount thereof and of the nature of the default giving rise to such commencement or the event giving rise to such termination, as the case may be (such notice to be contained in an Officer’s Certificate (as such term is defined in the New Indenture)), and prior to receipt of such Officer’s Certificate the Holders and any transfer and/or paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

3.  Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)  Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith; provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendment or supplement thereto. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)  (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible (but in any event within five (5) Trading Days) to any comments received from the Commission with respect to a Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)  If during the Effectiveness Period, the number of Registrable Securities at any time exceeds the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than 130% of the number of such Registrable Securities.

(d)  Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vii) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (but in any event within two (2) Trading Days and, not less than one (1) Trading Day prior to such filing in the case of clause (i)(A) below) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day:

(i)  (A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

(ii)  of any request, following effectiveness of the Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company’s 1934 Act filings);

(iii)  of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

(iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose;

(v)  of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)  of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall only be released to a Holder upon such Holder’s express written consent to receive the same and if so received shall remain confidential to such Holder until such information otherwise becomes public, unless disclosure by such Holder is required by law; provided, further, notwithstanding any Holder’s agreement to keep such information confidential, such Holder makes no acknowledgement that any such information is material, non-public information; and

(vii)  of the commencement (including as a result of any of the events or circumstances described in paragraph (ii) above) and termination of any Suspension Period.

(e)  Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)  Furnish promptly to each Holder, without charge and upon request, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g)  Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)  Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)  If requested by any Holder, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Exchange Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(j)  Upon the occurrence of any event contemplated by Section 3(d)(ii) through (vii), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (vii) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed ninety (90) calendar days (which need not be consecutive days) in any twelve (12) month period.

(k)  Comply with all applicable rules and regulations of the Commission.

(l)  Provide all information as may be required by the NASD in connection with the offering under any Registration Statement of the Registrable Securities, including, without limitation, such as may be required by NASD Rule 2710 or 2720, and cooperate with each Holder in connection with any filings required to be made with the NASD by such Holder in that regard.

(m)  The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the 1933 Act) for a twelve (12) month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each post-effective amendment to any Shelf Registration Statement, which such statements shall be made available no later than forty-five (45) days after the end of the twelve (12) month period or ninety (90) days after the end of the twelve (12) month period, if the twelve (12) month period coincides with the fiscal year of the Company.

(n)  The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(o)  The Company shall use its reasonable best efforts to cause the New Indenture to be qualified under the TIA (as defined in the New Indenture) not later than the effective date of the first Registration Statement.

(p)  The Company shall cause all New Shares, shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants to be reserved for listing on each securities exchange or quotation system on which the Common Stock is then listed (provided that such securities exchange or quotation system permits reservation of listing) no later than the date the applicable Registration Statement is declared effective and, shall cause all Common Stock to be so listed when issued, and, in connection therewith, to make such filings as may be required under the 1934 Act and to have such filings declared effective as and when required thereunder.

(q)  If reasonably requested in writing in connection with any disposition of transfer restricted Registable Securities pursuant to a Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the Holders of such transfer restricted Registrable Securities and any broker-dealers, attorneys and accountants retained by such Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

(r)  The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby.

(s)  Rules 144 and 144A. The Company covenants that it shall use its reasonable best efforts to file the reports required to be filed by it under the 1933 Act and the 1934 Act in a timely manner so long as the transfer restricted Registrable Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of transfer restricted Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any transfer restricted Registrable Securities remain outstanding, it will take such further action as any Holder of transfer restricted Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell transfer restricted Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder of transfer restricted Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

4.  Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.  Indemnification

(a)  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (2) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement provided, however, that the Company will not be liable in any such case to the extent that any Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information regarding the Holder demanding such indemnification furnished in writing to the Company by such Holder expressly for use therein or to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and, in each case, such information was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vii), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)  Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and, in each of (i) and (ii), such information was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vii), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d)  Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

(e)  The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)  The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, any underwriter or the Company or any of the officers, directors or controlling Persons referred to in Section 5 hereof, and will survive the sale by a Holder of Transfer Restricted Securities covered by a Shelf Registration Statement. Section 5 of this Agreement may not be amended except by an instrument in writing signed by the Indemnified Party affected hereby.

6.  Miscellaneous

(a)  Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)  No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities. The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements already filed.

(c)  Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)  Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(ii)-(vii), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e)  Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f)  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g)  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Exchange Agreement.

(h)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights (except by merger) or obligations hereunder without the prior written consent of the Holders of a majority of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Exchange Agreement.

(i)  No Inconsistent Agreements. The Company has not entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would be inconsistent with or would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any holder of securities of the Company (other than the Holders of transfer restricted Registrable Securities in such capacity) the right to include any of its securities in the Registration Statement provided for in this Agreement. Except as set forth on Schedule 6(b), the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j)  Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Exchange Agreement.

(l)  Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)  Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

(o)  Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

FP TECHNOLOGY, INC.
By: /s/ Stephen Peary Name: Stephen Peary Title: Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO FP TECHNOLOGY RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

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ANNEX A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on The OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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Annex B

FP TECHNOLOGY, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of FP Technology, Inc., a Delaware corporation (the “Company”), and/or Common Stock issued or issuable upon conversion of the Convertible Notes, and/or Common Stock issued or issuable upon exercise of the Warrants (collectively, the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (or such other form as the Company is eligible to use) (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of January 24, 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3. Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned (including the Registrable Securities that are issuable pursuant to the Exchange Agreement):

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  No

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement with respect to your Registrable Securities.

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes  No

(c)	Are you an affiliate of a broker-dealer?

Yes  No

(d)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  No

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement with respect to your Registrable Securities.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:   Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Schedule 6(b)

1.
Up to 990,625 shares of Common Stock issued or issuable to Trident Growth Fund, L.P. (or its assignees) upon exercise or conversion of exercisable or convertible securities outstanding on the date hereof.